Exhibit T3C.1

Form of New Indenture

TIDEWATER INC.,

EACH OF THE GUARANTORS PARTY HERETO

AND

[    ],

as Trustee and Collateral Agent

INDENTURE1

Dated as of [    ], 2017

8.00% Senior Secured Notes due 2022

[1]	Note to Draft: Draft remains subject to comments of the Indenture Trustee, Collateral Agent, and jurisdiction specific comments, including as to Collateral and Guarantee provisions.

EXHIBITS:

Exhibit A	Form of Note	A-1

Exhibit B	Form of Change of Control Purchase Notice	B-1

Exhibit C	Form of Notation of Guarantee	C-1

Exhibit D	Form of Supplemental Indenture	D-1

[Additional Exhibits and Schedules to be added as referenced in body of Indenture, together with TIA cross-reference table.]

Form of New Indenture

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310 (a)(1)	8.11
(a)(2)	8.11
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.11; 8.12(b)
(b)	8.10; 8.12(b)
311 (a)	8.15
(b)	8.15
312 (a)	2.05; 8.03
(b)	8.04(b); 14.19
(c)	8.04(c); 14.19
313 (a)	8.16
(b)(1)	8.16
(b)(2)	8.08
(c)	8.16; 14.03
(d)	8.16
314 (a)	5.06; 5.07; 14.03
(b)	13.08
(c)(1)	8.02; 14.05(a)
(c)(2)	8.02; 14.05(a)
(c)(3)	N.A.
(d)	13.08
(e)	14.05(b)
(f)	N.A.
315 (a)(1)	8.01
(a)(2)	8.02
(b)	8.01(i)
(c)	8.01
(d)	8.01
(e)	7.11
316 (a)(last sentence)	2.09
(a)(1)(A)	7.05
(a)(1)(B)	7.04
(a)(2)	N.A.
(b)	7.07
(c)	14.22
317 (a)(1)	7.08
(a)(2)	7.09
(b)	2.04
318 (a)	14.23
(b)	14.23

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of [    ], 2017 between Tidewater Inc., a Delaware corporation (the “Issuer”), the Guarantors party hereto and [    ], as trustee and collateral agent (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01).

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of its 8.00% Senior Secured Notes due 2022 (the “Notes”), initially in an aggregate principal amount of $350,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of the Notes, the certificate of authentication to be borne by each Note, the Form of Change of Control Purchase Notice, the Form of Notation of Guarantee and the Form of Supplemental Indenture to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders (as defined below) thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1.

DEFINITIONS; INTERPRETATIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. dollars” or “$” shall mean the currency of the United States.

“Acceptable Flag Jurisdiction” means each of Brazil, Canada, Gibraltar, the Isle of Man, Mexico, the Kingdom of Norway, the United States of America, the Republic of Vanuatu and such other jurisdictions as approved by the Collateral Agent.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Covenant” means any financial covenant which requires any Notes Party to achieve or maintain any financial ratio or metric, including any minimum liquidity or net worth test, minimum EBITDA, net income or other earnings test and any leverage, interest coverage or debt service ratio tests (regardless of whether such provision is labeled or otherwise characterized as a financial covenant) contained in any Financing Facility that is not set forth in Section 4.10 herein or, if it is set forth therein, is different from the corresponding covenant set forth therein (other than in respect of differences that are de minimis in nature or differences that the Issuer in good faith has determined would not reasonably be expected to result in the relevant ratio or metric being calculated in a manner that is less likely to be satisfied by the Issuer than the corresponding covenant set forth in Section 4.10 hereof).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” shall have the meaning specified in Section 4.05.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note being redeemed on any applicable redemption date pursuant to Article 3 or accelerated pursuant to Section 7.02, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of: (a) the present value at such redemption or acceleration date of (i) the principal amount of the Note at the Maturity Date plus (ii) all required interest payments due on the Note through the Maturity Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Approved Firm” means any of (a) Clarkson Valuations Limited, (b) Fearnley Offshore Supply Pte. Ltd., (c) Dufour, Laskay & Strouse, Inc., (d) any successor or affiliated company to those listed in (a) – (c), and (e) any other similarly qualified, independent ship broker that is not an Affiliate of the Issuer and selected by the Issuer; provided that if the Issuer selects an Approved Firm pursuant to clause (e), the Issuer shall furnish to the Trustee an Officer’s Certificate certifying compliance with this definition.

“Asset Sale” means:

(1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights, including any disposition by means of a merger, consolidation or similar transaction; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole (including by way of merger or consolidation) will be governed by Section 5.08 and/or Section 6.01 and not by Section 4.04; and

(2) the issuance or sale of Equity Interests in any of the Issuer’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a) Dispositions of assets in the ordinary course of business, including, but not limited to, the chartering out (whether on a bareboat, time or voyage charter basis) of any Owned Vessel, provided that (i) chartering out of Owned Vessels shall be for fair market value, and (ii) all Dispositions of Owned Vessels (including any sale or transfer of an Owned Vessel for scrapping) other than charters out in the ordinary course of business shall be treated as Asset Sales;

(b) Dispositions of property (i) by any Subsidiary or any Notes Party to a Notes Party, or (ii) by any Subsidiary that is not a Notes Party to any Subsidiary or Notes Party;

(c) Dispositions of Cash or Cash Equivalents;

(d) Dispositions of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, permitted by Section 6.01;

(e) Dispositions of the Equity Interests or assets of a Subsidiary in connection with Investments in a joint venture, provided that (i) any Mortgaged Vessel transferred to a joint venture shall remain subject to the related Vessel Mortgage, and (ii) any subsequent Disposition of such Mortgaged Vessel or the interest in the joint venture shall be treated as an Asset Sale;

(f) sales of accounts receivable pursuant to any Permitted Financing Arrangement;

(g) the making of any Restricted Payment that is permitted to be made, and is made, under Section 4.01 or the making of any Permitted Investment (other than any Disposition of a Mortgaged Vessel to any Person other than a Notes Party, which shall be treated as an Asset Sale);

(h) foreclosures, condemnation, expropriation or any similar action with respect to assets or the granting of Liens not prohibited by this Indenture;

(i) Dispositions of any assets of the Troms Entities; and

(j) any single Disposition or series of related Dispositions (not including any Disposition of a Vessel) of assets having Net Proceeds of less than $2,000,000.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a capital lease.

“Authentication Order” shall have the meaning specified in Section 2.02.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief or bankruptcy of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (other than a right conditioned on the occurrence of events or circumstances outside such person’s control). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Blocked Person” means a (i) an OFAC Listed Person, (ii) an agent, department, or instrumentality of, or any Person who is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program in violation of any applicable law or regulation, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or equivalent governing body, or, except with respect to the definition of “Change of Control”, any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a limited partnership, the board of directors of the general partner of the partnership or equivalent governing body;

(3) with respect to a limited liability company, the manager, managing member or members or any controlling committee of managing members thereof or equivalent governing body; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Asset” shall mean, with respect to any person, all equipment, fixed assets and real property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by the Issuer and its Subsidiaries during such period for the acquisition of Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), including expenditures made in connection with the replacement, substitution or restoration of property or other purposes (except repayment of Indebtedness) permitted under Section 4.04(b)(iv). For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, or any other ownership interest, whether voting or non-voting, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having at the time of acquisition one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having, at the time of acquisition, one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) above.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, or any of its direct or indirect parent companies, measured by voting power rather than number of shares.

“Change of Control Offer” shall have the meaning specified in Section 5.08(a).

“Change of Control Payment” shall have the meaning specified in Section 5.08(a).

“Change of Control Payment Date” shall have the meaning specified in Section 5.08(a).

“Chartered Vessel” means, at any time, each vessel which is (a) owned by a third party and (b) operated by a Notes Party pursuant to a bareboat charter or time charter.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“CFTC” shall mean the Commodity Futures Trading Commission.

“Classification Society” means, in respect of any Vessel, (a) the American Bureau of Shipping, (b) Bureau Veritas, (c) Det Norske Veritas Germanischer Lloyd, (d) Lloyd’s Register, and (e) such other classification society as is selected by the Vessel owner or the Notes Parties with the prior written consent of the Trustee.

“Clearstream” means Clearstream Banking, S.A.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” or other similar term referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means the Trustee (or other Collateral Agent) under this Indenture, in its capacity as collateral agent for itself and the Secured Parties, together with its successors and assigns in such capacity.

“Commission” means the Securities and Exchange Commission.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Issuer and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus or minus, as applicable, the following to the extent deducted or included, as the case may be, in calculating such Consolidated Net Income, in each case of or by the Issuer and its Subsidiaries for such Measurement Period: (a) Consolidated Interest Charges, (b) Federal, state, local and foreign income tax expense, net of any Federal, state, local and foreign income tax credits, (c) depreciation and amortization expense, (d) any non-recurring gains or losses which do not represent a cash item in such period or any future period, including, without limitation, any revaluation of compensation paid in equity, (e) any costs and expenses directly incurred in connection with the negotiation and entry by the Issuer and/or any Subsidiaries, as applicable, into (A) this Indenture and the other agreements and documents delivered in connection therewith, (B) the Troms Credit Agreement, (C) the Security Documents, (D) the refinancing of certain outstanding Indebtedness of the Issuer and its Subsidiaries in connection with the foregoing and (E) the consummation of the foregoing and (f) any fees, costs and expenses incurred pursuant to Section 14.24 of this Indenture.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Issuer and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the aggregate principal amount of all Notes outstanding hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) Attributable Indebtedness in respect of capital leases, and (d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Issuer or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Issuer or such Subsidiary.

“Consolidated Interest Charges” means, for any period, for the Issuer and its Subsidiaries on a consolidated basis, the sum of (a) all cash interest (excluding any payments of Applicable Premium and original issue discount or similar debt discount) of the Issuer and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Issuer and its Subsidiaries determined in accordance with GAAP on a consolidated basis (excluding (a) extraordinary gains, (b) extraordinary losses, (c) any tax or other accruals related to the grant of the security interests in the Collateral by the Notes Parties to the Collateral Agent, and (d) impairments of assets) for the most recently completed Measurement Period.

“Consolidated Total Assets” means the total assets of the Issuer and its Subsidiaries, on a consolidated basis, as shown on the Issuer’s financial statements prepared in accordance with GAAP determined as of the last day of each fiscal quarter.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means a deposit account, securities account or commodities account control agreement by and among the applicable Notes Party, the Collateral Agent, and the depository, securities intermediary or commodities intermediary, as applicable, in each event providing to Collateral Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC or corresponding provision of applicable law with respect to any account located outside the U.S.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, currently at [    ], or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Issuer).

“Covenant Defeasance” shall have the meaning specified in Section 12.03.

“Creditor Warrant Agreement” means the Creditor Warrant Agreement, dated as of [            ], 2017, between the Issuer and Computershare Trust Company, N.A., as Warrant Agent, relating to the Warrants issuable thereunder.

“Custodian” means [    ], as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depository with respect to the Notes, and any and all successors thereto appointed as depository hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.01. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Subsidiary of the Issuer that was formed or is organized under the Laws of the United States or any state of the United States or the District of Columbia.

“DTC” means the Depository Trust Company.

“Earnings Assignments” means, collectively, the collateral assignments pursuant to the Security Agreement of earnings with respect to (a) the Mortgaged Vessels and (b) the Chartered Vessels operated by any Notes Party, entered into by each applicable Notes Party in favor of the Collateral Agent.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Environmental Incident” means (a) any release of Hazardous Material from a Vessel, (b) any incident in which Hazardous Material is released from a vessel other than the Vessels and which involves collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, where such Vessel or any of the Notes Parties or their Subsidiaries are actually or allegedly at fault or otherwise liable (in whole or in part), or (c) any incident in which Hazardous Material is released from a vessel other than a Vessel and where any of the Vessels is actually or potentially liable to be arrested as a result thereof and/or where any of the Notes Parties or their Subsidiaries are actually or allegedly at fault or otherwise liable.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Permit” means any approval from a Governmental Authority required by or under or issued pursuant to any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants (including under the Warrant Agreement), options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means a sale of Equity Interests of the Issuer (other than (a) Disqualified Stock, (b) any plan for the benefit of employees of the Issuer or its Subsidiaries, and (c) to a Subsidiary of the Issuer) by the Issuer.

“Equity Warrant Agreement” means the Existing Equity Warrant Agreement, dated as of [            ], 2017, between the Issuer and Computershare Trust Company, N.A., as Warrant Agent, relating to the Series A and Series B Warrants issuable thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” shall have the meaning specified in Section 7.01.

“Excess Proceeds” means Net Proceeds that are treated as Excess Proceeds pursuant to Section 4.04(b).

“Excess Proceeds Account” means an account of the Issuer or another Notes Party that is established to serve as the Excess Proceeds Account referred to in Section 4.04(c) and is pledged to the Collateral Agent pursuant to the Security Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Accounts” shall have the meaning set forth in the Security Documents. 2

“Excluded Assets” means any assets of the Troms Entities and any real property and shall otherwise have the meaning set forth in the Security Documents.

“Excluded Real Property” shall have the meaning set forth in the Security Documents.

“Existing Indebtedness” means any Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Notes) in existence on the Issue Date, until such amounts are repaid.

“Extraordinary Receipt” means any cash and Cash Equivalent proceeds received by or paid to or for the account of (i) any Notes Party in respect of pension plan reversions, proceeds of Recovery Events, and any indemnity payments, and (ii) in respect of the Venezuela Arbitration Award, any Subsidiary; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

[2]	NTD: This will include (a) certain accounts currently pledged to financial institutions to secure items in clause (7) of Permitted Liens and (b) the rabbi trust for the Issuer’s supplemental executive retirement plan.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an Officer of the Issuer. Notwithstanding the foregoing, the Fair Market Value of any cash Restricted Payment shall be its face amount.

“Financing Facility” means each agreement (other than the Troms Credit Agreement or any Permitted Financing Agreement) creating or evidencing Indebtedness for borrowed money in a principal amount outstanding or available for borrowing equal to or greater than $10,000,000, entered into on or after the Issue Date by a Notes Party, or in respect of which such Notes Party is an obligor or otherwise provides a guarantee or other credit support.

“Flag Jurisdiction Transfer” means the transfer of the registration and flag of a Mortgaged Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction; provided that the following conditions are satisfied with respect to such transfer:

(1) Such Flag Jurisdiction Transfer (i) does not require a transfer of title to the Mortgaged Vessel to another Subsidiary, or (ii) if such transfer of title is required, (A) the transferee is a Notes Party, or (B) if the transferee is not a Notes Party, such transfer otherwise complies with Section 4.04(a)(iii) and the Net Proceeds (if any) of such transfer are applied in accordance with Section 4.04(b)(i);

(2) In the case of a Flag Jurisdiction Transfer that either (i) does not require a transfer of title to the Mortgaged Vessel, or (ii) involves a transfer of title to the Mortgaged Vessel to a transferee that is a Notes Party, on the Flag Jurisdiction Transfer Date, (x) the Notes Party that will own such Mortgaged Vessel immediately following such Flag Jurisdiction Transfer shall have duly authorized, executed and delivered, and caused to be recorded (or made arrangements for the prompt recording thereof) in the appropriate vessel registry, a Vessel Mortgage with respect to the Mortgaged Vessel being transferred (the “Transferred Vessel”), and the Vessel Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Vessel, subject only to Permitted Liens, and (y) if the Flag Jurisdiction Transfer involves a transfer of title to the Mortgaged Vessel to another Notes Party, the Issuer and such other Notes Party shall have fully complied with the requirements of Section 5.09. All filings, deliveries of instruments and other actions necessary under the governing law of the applicable Vessel Mortgage or reasonably requested by the Collateral Agent to perfect and preserve such security interests, shall have been duly effected (or arrangements for the prompt effectiveness thereof shall have been made) and the Collateral Agent shall have received reasonably detailed customary evidence thereof, including customary legal opinions in form and substance reasonably satisfactory to the Collateral Agent on matters concerning all relevant jurisdictions; and

(3) On or prior to each Flag Jurisdiction Transfer Date with respect to a Transferred Vessel, a certificate, dated as of a recent date, signed by an Officer of the Issuer, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect and (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer.

“Flag Jurisdiction Transfer Date” means the date on which a Flag Jurisdiction Transfer occurs.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“Form of Change of Control Purchase Notice” means the “Form of Change of Control Purchase Notice” attached hereto as Exhibit B.

“Form of Notation of Guarantee” means the “Form of Notation of Guarantee” attached hereto as Exhibit C.

“Form of Supplemental Indenture” means the “Form of Supplemental Indenture” attached hereto as Exhibit D.

“Form of the Notes” means the “Form of Note” attached hereto as Exhibit A.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio, basket or requirement set forth in this Indenture, (i) such ratio, basket or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Issuer shall provide to the Trustee a written reconciliation between calculations of such ratio, basket or requirement made before and after giving effect to such change in GAAP or the application thereof.

“Global Note Legend” means the legend set forth in Section 2.06(f)(i), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.06(b)(iii).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means collectively, (1) Mare Alta do Brasil Navegacao Ltda., a company formed under the laws of Brazil, and Tidewater Investment Cooperatief U.A., a company formed under the laws of the Netherlands, (2) each wholly owned Domestic Subsidiary of the Issuer on the date of this Indenture, and (3) each future Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) commodity swap agreements, commodity cap agreements, commodity collar agreements, foreign exchange contracts and currency swap agreements;

(3) other agreements or arrangements designed to manage interest rates or interest rate risk either generally or under specific contingencies; and

(4) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices either generally or under specific contingencies.

“incur” shall have the meaning specified in Section 4.03(a).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, which amount shall be calculated as the lesser of (1) the Fair Market Value of the assets securing such Indebtedness and (2) the amount of such Indebtedness.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Insurance Assignments” means each of the first priority assignments of insurances with respect to a Mortgaged Vessel(s) made or to be made by a Notes Party in favor of the Collateral Agent in respect of a Mortgaged Vessel, in a form substantially consistent with the form attached to the Plan Supplement, with such variations as are required to reflect any applicable local law requirements.

“Interest Payment Date” means each [    ],[    ],[    ] and [    ] of each year, beginning on [    ], 2017; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day, and no interest or other amount will be paid during the period of such postponement.

“Interest Record Date,” with respect to any Interest Payment Date, means the [    ],[    ],[    ] or [    ] (whether or not such day is a Business Day) immediately preceding the applicable [    ],[    ],[    ] or [    ] Interest Payment Date, respectively.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of cash, Cash Equivalents, Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.01(c). The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.01(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of initial issuance of the Notes under this Indenture.

“Issuer” means Tidewater Inc., a Delaware corporation, and subject to Article 6, shall include its successors and assigns.

“Issuer Charter” means the Issuer’s [Amended and Restated] Certificate of Incorporation, as in effect on the Issue Date.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“Legal Defeasance” shall have the meaning specified in Section 12.02.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Liquidity” of any Person means the cash and Cash Equivalents that would be presented on a consolidated balance sheet of such Person.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets or condition (financial or otherwise) of the Issuer and its Subsidiaries taken as a whole; (b) a material adverse effect on the rights and remedies of the Trustee or any Noteholder under any Notes Document, or on the ability of any Notes Party to perform its obligations under any Notes Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Notes Party of any Notes Document to which it is a party.

“Maturity Date” means [    ], 2022; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Issuer.

“MFN Event” shall have the meaning specified in Section 4.17.

“Mortgaged Vessel” means, at any time, each of the following: (a) each vessel identified on Schedule [    ] to the Security Agreement (as the same may be supplemented from time to time) and (b) each other Vessel subject to a Vessel Mortgage granted to the Collateral Agent for the benefit of the Secured Parties.

“Net Proceeds” means the aggregate cash and Cash Equivalent proceeds received by the Issuer or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash and Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the costs relating to such Asset Sale and the sale or disposition of such non cash consideration, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result thereof and taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (2) amounts required to be applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or assets that were the subject of such Asset Sale, (3) any cash reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and (4) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that to the extent that any amounts are released from such reserve or such escrow to the Issuer or a Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds). For the avoidance of doubt, Net Proceeds received by any of the Issuer’s non-wholly owned Subsidiaries shall only consist of the Issuer’s or its Subsidiary’s ownership percentage of such Net Proceeds.

“Note” means one of the Notes (as defined in the preamble to this Indenture).

“Notes Documents” means the Notes, the Note Guarantees, this Indenture and the Security Documents.

“Note Guarantees” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture, the Notes and the other Notes Documents given by such Guarantor pursuant to the provisions of this Indenture.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Secured Obligations.

“Note Register” means, collectively, the register maintained in such office or in any other office or agency of the Issuer designated pursuant to Section 5.02.

“Noteholder,” “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Notes Parties” means the Issuer and each Guarantor.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium (including Applicable Premium), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), covenants, damages and other liabilities, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, and guarantees of payment of such principal, interest, premium (including Applicable Premium), penalties, fees, indemnifications, reimbursements, covenants, damages and other liabilities, payable under the documentation governing any Indebtedness.

“OFAC” means the Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Listed Person” means a Person that is, or is owned or controlled by any Person that is (i) currently the subject or target of any Sanctions, (ii) included on the List of Specially Designated Nationals published by the United States Office of Foreign Asset Control, as amended from time to time, or (iii) organized, resident or having a place of business in a Designated Jurisdiction.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer that is delivered to the Trustee. Each such certificate (other than delivered pursuant to Section 5.07 of this Indenture) shall include the statements provided for in Section 14.05 if and to the extent required by the provisions of such Section.

“OID Legend” means the legend set forth in Section 2.06(f)(ii).

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 14.05 if and to the extent required by the provisions of such Section and may be subject to customary assumptions, exceptions and qualifications.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“outstanding,” when used with reference to Notes, shall, subject to Sections 2.08, 2.09, and 2.13 mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(2) Notes, or portions thereof, for the payment or purchase of which, pursuant to this Indenture, monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent), in each case, in accordance with the terms of Article 12; provided that, if any such Note is purchased in accordance with Section 5.08, the Holder thereof shall have delivered a Change of Control Offer in accordance with Section 5.08; and

(3) Notes that have been paid pursuant to Section 2.08 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course.

“Owned Vessel” means, at any time, each vessel owned by the Issuer or any of its Subsidiaries at such time.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” shall have the meaning specified in Section 5.02.

“Permitted Business” means a business in which the Issuer and its Subsidiaries were engaged or proposed to be engaged on the date of this Indenture and any business similar, reasonably related, incidental, ancillary or complementary thereto.

“Permitted Debt” shall have the meaning specified in Section 4.03(b).

“Permitted Financing Arrangement” means a transaction or transactions whereby the Issuer or any of its Subsidiaries sells a portion of its accounts receivable relating to such transactions to fund certain contracts or activities and:

(a) the Issuer or such Subsidiary, prior to entering into such transaction, shall have provided the Trustee with copies of all documentation regarding such Permitted Financing Arrangements;

(b) all or substantially all of the proceeds of such transaction are received in cash;

(c) the aggregate amount of the accounts receivable sold pursuant to all such transactions shall not exceed $50,000,000 outstanding at any time;

(d) such transaction shall be without recourse to the Issuer and its Subsidiaries other than customary recourse terms provided for in the applicable documentation (in connection with customary representations made with respect to the applicable receivables);

(e) any discount rate applicable to such transaction shall be reasonable and customary based on market terms at such time; and

(f) prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

“Permitted Investments” means:

(1) Investments held in the form of cash or Cash Equivalents;

(2) Investments by any Notes Party or any Subsidiary in any other Notes Party or Subsidiary; provided that (i) to the extent permitted by applicable Law, such Investments by any Notes Party to a Subsidiary who is not a Guarantor shall be made as intercompany loans, (ii) any portion of such Investments that are made by Notes Parties as intercompany loans shall be evidenced, to the extent permitted by applicable Law, by an intercompany note pledged to the Collateral Agent for the benefit of the Secured Parties in accordance with the Security Agreement, substantially in the form of Exhibit [    ] attached hereto, (iii) no Default or Event of Default exists or would result from the making of such Investment, and (iv) to the extent such Investments are made as loans by Subsidiaries that are not Notes Parties (other than the Troms Entities), such loans shall be subordinated and made junior to the payment and performance of the Secured Obligations;

(3) Guarantees not otherwise prohibited by this Indenture;

(4) Investments constituting any Equity Interests received in a settlement of Indebtedness created in the ordinary course of business and owed to the Issuer or a Subsidiary;

(5) other Investments existing as of the Issue Date and described on Schedule 4.01;

(6) so long as no Default or Event of Default shall have occurred and be continuing, Investments by any Notes Party or any Subsidiary in another Person and in any joint venture entity; provided that the aggregate amount of all such Investments shall not exceed (i) during the period from the Issue Date to the end of fiscal year 2018, the lesser of 25% of Consolidated Total Assets and $75,000,000, (ii) during the period from the Issue Date to the end of fiscal year 2019, the lesser of 25% of Consolidated Total Assets and $150,000,000, (iii) during the period from the Issue Date to the end of fiscal year 2020, the lesser of 25% of Consolidated Total Assets and $225,000,000 and (iv) during fiscal year 2021 and thereafter, 25% of Consolidated Total Assets less the total amount of Investments made pursuant to this clause (6) after the Issue Date and prior to fiscal year 2021; and

(7) Hedging Obligations permitted under Section 4.03(b)(xi).

“Permitted Liens” means:

(1) Liens created on or after the Issue Date to secure the Secured Obligations;

(2) Liens existing on the Issue Date and listed on Schedule 4.06 and any replacements, renewals or extensions thereof (including if an early buy-out option is exercised in connection with a Sale-Leaseback Arrangement listed on Schedule 1.01A, then the subsequent sale-leaseback of such Vessel shall be considered a renewal), provided that (i) the property covered thereby is not changed, (ii) the original principal amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(3) Liens for taxes, assessments and other governmental charges or levies not yet delinquent, or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or secure amounts that are not material to the value of the properties to which such Liens attach;

(4) Liens (other than Liens on Vessels) imposed by Law including, without limitation, landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, operator’s, vendor’s, supplier’s, worker’s, construction or other like Liens, in each case, arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or secure amounts that are not material to the value of the properties to which such Liens attach;

(5) Permitted Maritime Liens;

(6) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security Laws or similar legislation, other than any Lien imposed by ERISA;

(7) deposits, or cash or other property pledged to secure reimbursement obligations with respect to letters of credit, to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds, temporary importation bonds, foreign exchange transactions, and other obligations of a like nature incurred in the ordinary course of business;

(8) Liens (other than Liens on Vessels) incidental to the conduct of business and the ownership of property and assets including, without limitation, ground leases, leases of office space, easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use of such property in the ordinary operation of the business of the applicable Person;

(9) Liens (other than Liens on Vessels) securing judgments for the payment of money not constituting an Event of Default under Section 7.01(a)(vi);

(10) Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Issuer or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into any Subsidiary); provided, that such Liens (i) are not created, incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); and (ii) do not extend to any assets other than the specific property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) encumbered by such Liens on the date that such property, other assets or stock is acquired or such Person is merged into or consolidated with the Issuer or any of its Subsidiaries or otherwise becomes a Subsidiary of the Issuer;

(11) Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of Law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(12) Liens in respect of any Synthetic Lease Obligations;

(13) Liens in respect of the Sale-Leaseback Arrangements;

(14) Liens on assets or property of any Subsidiary (other than any Notes Party) securing Indebtedness or other obligations of such Subsidiary owing to the Issuer or another Subsidiary;

(15) Liens resulting from extensions, renewals or replacements of the Liens permitted by clause (10) provided that (i) there is no increase in the original principal amount of the debt secured thereby and (ii) any new Lien attaches only to the same property that was subject to the earlier Lien;

(16) construction or inchoate Liens securing progress payments on vessels under construction;

(17) Liens securing Indebtedness permitted under Section 4.03(b)(v); provided that (i) such Liens and the Indebtedness secured thereby are incurred within 180 days prior to or within 180 days after such acquisition or the completion of such acquisition, construction or improvement, (ii) the Indebtedness secured thereby does not exceed by more than a de minimis amount the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other property or assets of the Issuer or any Subsidiary;

(18) Liens (other than Liens on Vessels) securing obligations and other liabilities arising in the ordinary course of business; provided that such obligations and liabilities do not constitute Indebtedness; and provided further that the aggregate book value of the assets that are subject to such Liens shall not exceed $10,000,000 at any time;

(19) Liens securing Indebtedness permitted under Section 4.03(b)(ix); provided that such Liens rank junior in priority to those securing the Secured Obligations and are subject to an intercreditor agreement containing terms substantially consistent with the terms in the term sheet attached as Exhibit [    ];

(20) Liens on accounts receivable sold or to be sold pursuant to Permitted Financing Arrangements; and

(21) cash collateral posted to support Hedging Obligations permitted under Section 4.03(b)(xi).

For purposes of determining compliance with Section 4.06, (a) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in clauses (1) through (21) above but may be permitted in part under any combination thereof, and (b) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in clauses (1) through (21) above, the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with such covenant.

“Permitted Maritime Liens” means at any time with respect to a Vessel:

(1) Liens for crews’ wages (including the wages of the master of such Vessel) that are incurred and are outstanding in the ordinary course of business and (i) are not yet overdue for more than thirty (30) days or (ii) are being contested in good faith by appropriate proceedings provided that the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and (A) if the subject Vessel is a Mortgaged Vessel, such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss and (B) if the subject Vessel is not a Mortgaged Vessel, such Lien would not reasonably be expected to have a Material Adverse Effect;

(2) Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of such Vessel, the master of such Vessel or a charterer or lessee of such Vessel, which in each case have existed for not more than sixty (60) days unless (i) such Lien is being contested in good faith by appropriate proceedings, (ii) the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and (iii) if the subject Vessel is a Mortgaged Vessel, such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss, or if the subject Vessel is not a Mortgaged Vessel, such Lien would not reasonably be expected to have a Material Adverse Effect;

(3) shipyard Liens, Liens for necessaries and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining and repairing such Vessel (other than those referred to in (1) and (2) above), which in each case have existed for not more than sixty (60) days unless (i) any such Lien is being contested in good faith by appropriate proceedings, (ii) the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and (iii) if the subject Vessel is a Mortgaged Vessel, such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss, or if the subject Vessel is not a Mortgaged Vessel, such Lien would not reasonably be expected to have a Material Adverse Effect;

(4) Liens for damages arising from maritime torts which are (i) unclaimed, (ii) in respect of which a bond or other security has been posted on behalf of the relevant Notes Party with the appropriate court to prevent the arrest or secure the release of such Vessel from arrest within fifteen (15) days of seizure, (iii) if the subject Vessel is a Mortgaged Vessel, are being contested in good faith by appropriate proceedings, the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss or (iv) if the subject Vessel is not a Mortgaged Vessel, are being contested in good faith by appropriate proceedings, the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and such proceedings would not reasonably be expected to have a Material Adverse Effect;

(5) Liens (other than Liens referred to in clause (2)) that are covered by insurance (subject to reasonable deductibles); and

(6) Liens for charters or subcharters or leases or subleases permitted under this Indenture or the Security Documents; provided that any such Lien shall be permitted only to the extent it is subordinate to the Lien of the Vessel Mortgage (if any) in respect of such Vessel.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Subsidiaries (other than intercompany Indebtedness); provided, that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date that is equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Noteholders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) such Indebtedness is incurred either by the Issuer or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(5) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is unsecured or secured by a Lien that is junior in priority to the Note Liens, such Permitted Refinancing Indebtedness shall be unsecured or secured by a Lien ranking junior in priority to the Note Liens;

(6) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(7) such Indebtedness is not recourse to any additional Person other than all or any of such Persons that were obligated with respect to the Indebtedness that is being renewed, refunded, refinanced, replaced, defeased or discharged;

(8) is payment and/or lien subordinated to the Secured Obligations at least to the same extent and in the same manner as the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(9) is not entered into as part of a sale-leaseback transaction.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan Supplement” means the Plan Supplement referred to in Section [    ] of the Restructuring Support Agreement, dated as of April [    ], 2017 among the Issuer and its creditors named therein.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim (excluding any claim in respect of business interruption to the extent the proceeds constitute compensation for lost earnings), including the Total Loss of any Owned Vessel, or any condemnation, appropriation, seizure or similar proceeding or act relating to any asset of a Notes Party or any of its Subsidiaries.

“Registrar” shall have the meaning specified in Section 2.03.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), having direct responsibility for the administration of this Indenture to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“S&P” means Standard & Poor’s Ratings Group.

“Sale-Leaseback Arrangements” means [(a) those certain lease financing arrangements described on Schedule 1.01A3 and (b)] any lease financings with respect to the States Tide and the Southern Tide Vessels owned by Tide States, L.L.C. or Tide States Vessels, L.L.C.

“Sanction(s)” means any sanction laws relating to terrorism and anti-money laundering administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, or Her Majesty’s Treasury.

“Secured Obligations” means the Obligations of the Notes Parties under the Notes, this Indenture, the Guarantees and the Security Documents.

“Secured Parties” means, collectively, the Trustee, the Collateral Agent and the Noteholders.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Agreement” means that certain Security Agreement dated as of the Issue Date, by and among the Notes Parties and the Collateral Agent, and each other security agreement delivered pursuant to Section 5.09 or Article 13.

“Security Documents” means, collectively, the Security Agreement, the Vessel Security Documents, the Control Agreements, each of the other collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 5.09 or Article 13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

[3]	Note to Draft: Schedule should only list any sale-leaseback transaction that is being restructured rather than rejected.

“Senior Debt” shall have the meaning specified in Section 5.11.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date; provided that for purposes of Section 7.01(a)(xii) the 20% threshold referred to in Rule 1-02 shall be reduced to 10%.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is (i) contractually subordinated in right of payment to the Notes or any Note Guarantee, (ii) unsecured or (iii) secured by a Lien that is junior in priority to the Note Liens.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Successor Issuer” shall have the meaning specified in Section 6.01(a)(ii).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale-leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Loss” means, with respect to a Vessel, (a) the actual or constructive total loss or compromised, agreed or arranged total loss of such Vessel, (b) the loss, theft or destruction of such Vessel or damage thereto to such extent as shall make repair thereof uneconomical or as shall render such Vessel permanently unfit for normal use for any reason whatsoever, or (c) the requisition of title to or other compulsory acquisition of such Vessel (otherwise than by requisition for hire).

“TMII” means Tidewater Marine International, Inc.

“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to the Maturity Date; provided, however, that if the period from such redemption date to the Maturity Date, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Troms Agent” means DNB Bank ASA, New York Branch, in its capacity as agent for the Troms Lenders, together with its successors and assigns.

“Troms Credit Agreement” means that certain Amended and Restated Term Loan Facility Agreement, originally dated as of May 25, 2012 (as amended, and as further amended and restated by an amendment and restatement agreement no. 4 as of the Issue Date) entered into between (a) Troms Offshore Supply AS, as borrower, (b) the Troms Lenders, (c) the Issuer and its wholly owned Domestic Subsidiaries as corporate guarantors, (d) DNB Bank ASA, Grand Cayman Branch as bank guarantor, (e) the Troms Agent, and (f) DNB Markets, Inc. as arranger and bookrunner.

“Troms Entities” means each of Troms Offshore Supply AS, Troms Offshore Fleet Holding AS, Troms Offshore Fleet 1 AS, Troms Offshore Fleet 2 AS, Troms Offshore Fleet 3 AS, Troms Offshore Fleet 4 AS and JB Holding Company BV.

“Troms Lenders” means the lenders party to the Troms Credit Agreement.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“United States” means the United States of America.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Venezuela Arbitration Award” means the compensation award, in an aggregate amount of approximately $53,700,000 as of December 31, 2016, made in March 13, 2015 to certain of the Issuer’s Subsidiaries by a three member tribunal constituted under the rules of the World Bank’s International Centre for the Settlement of Investment Disputes (“ICSID”) in connection with the Bolivarian Republic of Venezuela’s (“Venezuela”) expropriation of such Subsidiaries’ investments in Venezuela (as such award was modified on December 27, 2016 by an annulment committee formed under the rules of ICSID).

“Vessel” means, at any time, each Owned Vessel and each Chartered Vessel.

“Vessel Mortgage” means a first preferred ship mortgage (or vessel mortgage having similar priorities under the relevant jurisdiction under which such Mortgaged Vessel is flagged) covering an Owned Vessel (or first preferred fleet mortgages covering more than one Owned Vessel) executed and delivered by the Notes Party that is the owner of such Mortgaged Vessel(s), in favor of the Collateral Agent for the benefit of the Secured Parties, in a form substantially consistent with the applicable form attached to the Plan Supplement, with such variations as are required by applicable local law.

“Vessel Security Documents” means, collectively, the Earnings Assignments, the Insurance Assignments and the Vessel Mortgages.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrant Agreements” means the Equity Warrant Agreement and the Creditor Warrant Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) all other terms used herein which are defined in the Trust Indenture Act, or the Securities Act of 1933, either directly or by reference therein, have the meanings assigned to them therein;

(vi) provisions apply to successive related events and transactions;

(vii) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(viii) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation;

(ix) references to any contract, agreement or instrument shall mean the same as amended, modified, replaced, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture; and

(x) “including” means “including, without limitation.”

Section 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Issuer and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

Article 2.

ISSUE, DESCRIPTION, EXECUTION,

REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $[1.00] and integral multiples of $[1.00] in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture (or any indenture supplemental hereto), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued under the Joint Prepackaged Chapter 11 Plan of Reorganization of Tidewater Inc. and its Affiliated Debtors, dated [            ], 2017, pursuant to Section 1145 of the U.S. Bankruptcy Code.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06. The aggregate principal amount outstanding of any Global Note shall be reflected in the books and records of the Trustee.

Section 2.02 Execution and Authentication. At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent. The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may not act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04 Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.

Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(i) the Issuer delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 90 days after the date of such notice from the Depository; or

(ii) there has occurred and is continuing an Event of Default with respect to the Notes and the Depository so requests.

Upon the occurrence of the preceding event in (i) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Global Notes to Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(i) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Definitive Notes to Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.

(ii) Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(iii) If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clause (ii) or this clause (iii) at a time when a Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i) Definitive Notes to Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH

NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT TIDEWATER INC.,[                    ], ATTENTION: [                    ], AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another

Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Article 3 and Sections 4.04, 5.08 and 12.04).

(iii) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuer will be required:

(1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 4.04 and ending at the close of business on the day of selection;

(2) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(3) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with Section 2.02.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the OID Legend, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.06 and may trade under a separate CUSIP number.

(x) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depository.

(xi) The Trustee shall have no responsibility or obligation to any Participant or Indirect Participant or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying in good faith upon information furnished by the Depository with respect to its Participants or Indirect Participants.

(xii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 and Section 2.13, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 5.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Subsidiary of the Issuer, or by any Person directly or indirectly controlling the Issuer or directly or indirectly controlled by the Issuer or any Subsidiary of the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and the Trustee shall be entitled to accept and rely upon such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any determination.

Section 2.10 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will, upon receipt of an Authentication Order, authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Purchases. The Issuer may also from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders. Any Notes purchased by the Issuer shall be deemed to be no longer outstanding under this Indenture.

Section 2.14 Who Are Deemed Absolute Owners. The Issuer, the Trustee, any authenticating agent, any Paying Agent, and any Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Registrar) for the purpose of receiving payment of or on account of the principal of and accrued and unpaid interest on such Note, for conversion or purchase of such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Article 3.

REDEMPTION

Section 3.01 Optional Redemption. The Issuer may redeem the Notes, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Section 3.02 Mandatory Redemption. The Notes will not have the benefit of any sinking fund or be subject to mandatory redemption.

Section 3.03 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee, Registrar and each Paying Agent in writing of (a) the Section of this Indenture and the Notes pursuant to which the redemption shall occur (including the relevant provision of the Notes), (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date, unless a shorter or longer period is acceptable to the Trustee. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee. Any such notice pursuant to Section 3.01 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.04 Selection of Notes to be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 3.01, the Trustee will select Notes for redemption on a pro rata basis (and in the case of global notes, subject to the procedures of DTC), unless otherwise required by law or applicable stock exchange requirements; provided, that no Notes of $[1.00] or less shall be purchased or redeemed in part.

Notwithstanding anything else contained in this Section 3.04, the parties acknowledge and agree that any partial redemption of a Global Note will be made by the Depository among the Beneficial Owners in accordance with the rules and regulations of the Depository and that the Trustee shall have no liability in connection with the selection of Beneficial Owners whose interest in the Global Note will be redeemed or any other actions taken by the Depository in connection therewith, and by accepting the Notes, the Holders shall waive and release any and all such liability.

Section 3.05 Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date pursuant to Section 3.01 (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 12 hereof or a satisfaction and discharge of this Indenture pursuant to Article 11 hereof), the Issuer shall mail or cause to be mailed by first-class mail (or transmitted otherwise in accordance with the applicable procedures of DTC) a notice of redemption to each Holder whose Notes are to be redeemed. Any such notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) the provision of the Notes or this Indenture pursuant to which the redemption is occurring;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vii) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(viii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and

(ix) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.

(b) At the Issuer’s request, the Registrar and each Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Registrar and each Paying Agent with the information required by this Section 3.05 at least two Business Days (or such shorter period of time as may be acceptable to the Registrar and Paying Agent) prior to the date such notice is to be provided to Holders in the final form such notice is to be delivered to Holders.

Section 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final sentence of Paragraph 5 of the form of Note set forth in Exhibit A hereto. A notice of redemption may be conditioned upon the happening of an event, provided such event is described in the redemption notice, but otherwise shall be unconditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice; provided, however, that if the redemption date is after a regular Interest Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Interest Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.07 Deposit of Redemption Price. Prior to 12:00 noon New York City time on each redemption date, the Issuer shall deposit with the Paying Agent an amount of money, in immediately available funds, sufficient to pay the redemption price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any amount so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article 7.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date whether or not such Notes are presented for payment.

Section 3.08 Notes Redeemed In Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note in principal amount equal to the unredeemed portion of the Note being redeemed or purchased in part in the name of the Holder thereof.

Article 4.

NEGATIVE COVENANTS

Section 4.01 Restricted Payments.

(a) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable (1) in Equity Interests (other than Disqualified Stock) of the Issuer and (2) to the Issuer or a Subsidiary of the Issuer;

(ii) purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii) make any payment (other than any regularly scheduled principal and/or interest payment) on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness of the Issuer or any Guarantor (excluding any intercompany Indebtedness between or among the Issuer and any of its Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b) Section 4.01(a) will not prohibit any of the following actions, provided that no Default or Event of Default shall have occurred and be continuing at the time thereof:

(i) each Subsidiary may make Restricted Payments to the Issuer, any Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(ii) the Issuer and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(iii) the Issuer may (x) issue Equity Interests in accordance with and pursuant to the terms of the Warrant Agreements and (y) pay cash or other property to holders of warrants pursuant to Section 6(c) of the Equity Warrant Agreement and Section 6(c) of the Creditor Warrant Agreement; and

(iv) (x) the Issuer may redeem Equity Interests through the issuance and delivery of warrants as provided in Section 11.6(c) of the Issuer Charter and (y) at any time when the Issuer may redeem Equity Interests pursuant to Section 11.6(c) of the Issuer Charter in exchange for cash and/or “Redemption Notes” (as defined in the Issuer Charter), the Issuer may redeem Equity Interests in Exchange for Redemption Notes (but not for cash) as provided in Section [11.6(c)] of the Issuer Charter;

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.02 Limitation on Restrictions on Distributions from Subsidiaries.

(a) The Issuer will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer or any Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii) make any loans or advances to the Issuer or any Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any Subsidiary to other Indebtedness incurred by the Issuer or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iii) sell, lease or transfer any of its property or assets to the Issuer or any Subsidiary.

(b) The preceding provisions will not prohibit:

(i) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including, without limitation, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements as in effect on the Issue Date or will not materially adversely affect the ability of the Issuer to make payments on the Notes when due (as to which a determination in good faith by the Board of Directors of the Issuer shall be conclusive);

(ii) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness incurred by a Person on or before the date on which such Person was acquired by the Issuer or another Subsidiary (other than Capital Stock or Indebtedness incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Issuer or a Subsidiary or otherwise incurred in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Issuer or any other Subsidiary other than the assets and property so acquired;

(iii) any encumbrance and restriction contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Issuer and the Subsidiaries to realize the value of, property or assets of the Issuer or any Subsidiary in any manner material to the Issuer or any Subsidiary;

(iv) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (2) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes (as to which a determination in good faith by the Board of Directors of the Issuer shall be conclusive);

(v) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness incurred pursuant to an agreement referred to in clauses (i) through (iv) or clause (xii) of this paragraph or this clause (v) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (i) through (iv) or clause (xii) of this paragraph or this clause (v); provided that the encumbrances and restrictions with respect to such Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in the agreements governing the Indebtedness being refunded, replaced or refinanced;

(vi) in the case of clause (iii) of Section 4.02(a), any encumbrance or restriction:

(1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, charter (including agreements governing chartering out, time chartering out and bareboat chartering out of any Vessel), license (including, without limitation, licenses of intellectual property) or similar contract, or the assignment or transfer of any such lease, charter, license or similar contract, license or other contract;

(2) contained in agreements or instruments relating to Liens permitted under this Indenture securing Indebtedness of the Issuer or a Subsidiary that restrict the transfer of the property subject to such Liens;

(3) contained in any agreement creating Hedging Obligations permitted from time to time under this Indenture;

(4) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Subsidiary;

(vii) any restriction on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(viii) any provision with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in any industry or business in which a Permitted Business operates and entered into in the ordinary course of business;

(ix) any encumbrance or restriction contained in (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capital Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (iii) of Section 4.02(a) on the property so acquired;

(x) any encumbrance or restriction with respect to a Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(xi) any encumbrance or restriction arising or existing by reason of applicable law or any applicable rule, regulation or order;

(xii) any encumbrance or restriction contained in agreements governing Indebtedness of the Issuer or any of its Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with this Indenture; provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially more restrictive, when taken as a whole than the provisions contained in this Indenture or in the Troms Credit Agreement as in effect on the Issue Date or will not materially adversely affect the ability of the Issuer to make payments on the Notes when due (as to which a determination in good faith by the Board of Directors of the Issuer shall be conclusive);

(xiii) supermajority voting requirements existing under corporate charters, bylaws, stockholders agreements and similar documents and agreements; and

(xiv) any encumbrance or restriction contained in the Troms Credit Agreement as in effect as of the Issue Date, and in any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in this Indenture as in effect on the Issue Date or will not materially adversely affect the ability of the Issuer to make payments on the Notes when due (as to which a determination in good faith by the Board of Directors of the Issuer shall be conclusive).

Section 4.03 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any Disqualified Stock or shares of preferred stock.

(b) Section 4.03(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) Indebtedness consisting of Investments permitted under clause (2) of the definition of “Permitted Investments”; provided that all such Indebtedness owed to any Subsidiary that is not a Guarantor shall be pledged to the Collateral Agent for the benefit of the Secured Parties in accordance with the Security Agreement and shall be, to the extent permitted by applicable Law, evidenced by promissory notes which shall be delivered to the Collateral Agent together with a corresponding instrument of transfer on the Issue Date or, if entered into after the Issue Date, within thirty (30) days after the date such Indebtedness is incurred;

(ii) the incurrence by the Issuer and its Subsidiaries of the Existing Indebtedness (other than the Indebtedness described in clause (i));

(iii) Guarantees by a Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor;

(iv) Indebtedness of a Subsidiary that is not a Guarantor outstanding at the time of its acquisition by the Issuer or a Guarantor or assumed by such Subsidiary in connection with the acquisition of assets, provided that (i) such Indebtedness was not incurred in contemplation of becoming a Subsidiary, and (ii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default exists or would exist;

(v) Indebtedness in respect of purchase money obligations for fixed or capital assets, and any Permitted Refinancing Indebtedness thereof; provided, however, that (i) the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $[100,000,000] and (ii) no Default or Event of Default exists or would result from the incurrence of such Indebtedness;

(vi) to the extent constituting Indebtedness, obligations in respect of the Permitted Financing Arrangements;

(vii) Indebtedness incurred pursuant to the Sale-Leaseback Arrangements involving the States Tide and the Southern Tide Vessels; provided that the net proceeds of such Indebtedness received by the Issuer or any Subsidiary are applied pursuant to Section 4.04(e);

(viii) Indebtedness in respect of the Secured Obligations;

(ix) secured Indebtedness not otherwise permitted by clauses (i) through (viii) in an aggregate amount not to exceed $200,000,000 at any one time outstanding; provided that (i) such Indebtedness has a maturity date after the Maturity Date, (ii) such Indebtedness shall be secured by Liens on Collateral that rank junior in priority to those securing the Secured Obligations and such Liens shall be subject to an intercreditor agreement containing terms substantially consistent with the terms in the term sheet attached as Exhibit [            ], (iii) the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been delivered in accordance with Section 5.06(a)(i) or (ii), calculated after giving pro forma effect to such incurrence of Indebtedness, as if such incurrence had occurred at the beginning of the applicable four-quarter period, does not exceed 3.25:1.00, and (iv) no Default or Event of Default exists or would result from the incurrence of such Indebtedness;

(x) unsecured Indebtedness that is not otherwise permitted by clauses (i) through (viii) to the extent the aggregate amount of such Indebtedness at any one time outstanding does not exceed $50,000,000; provided that no Default or Event of Default exists or would result from the incurrence of such Indebtedness; and

(xi) Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes): (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases.

(c) The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d) For purposes of determining compliance with this Section 4.03, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) of Section 4.03(b), the Issuer will be permitted to classify, in its sole discretion, such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.03 (including splitting such item into multiple exceptions). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.03. Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Issuer or any Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) The amount of any Indebtedness outstanding as of any date will be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or

(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness.

Section 4.04 Asset Sales.

(a) The Issuer will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale (it being understood that Dispositions of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole (including by way of merger or consolidation), will be governed by Section 5.08 and/or Section 6.01, as applicable, and not by this Section 4.04), unless:

(i) the Issuer (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; provided that any Asset Sale consisting of (A) any Disposition of a Vessel to any Person that is not the Issuer or an Affiliate of the Issuer for scrapping or (B) Dispositions of any property or assets (other than Vessels) that, in the Issuer’s reasonable judgment, are or have become worn out, defective, obsolete or not used or useful in the business of the Issuer and its Subsidiaries shall not be subject to this standard; and

(ii) except for Dispositions described in Section 4.04(a)(iii), at least 75% of the aggregate consideration received in the Asset Sale by the Issuer or such Subsidiary is in the form of cash or Cash Equivalents, or any combination thereof. For purposes of this clause (ii), each of the following will be deemed to be cash:

(1) any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and from which the Issuer or such Subsidiary has been released from further liability;

(2) any securities, notes or other obligations received by the Issuer or any such Subsidiary from such transferee that are within 180 days, subject to ordinary settlement periods, converted by the Issuer or such Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion; and

(3) except in connection with the Disposition of any Vessel, any stock or assets of the kind referred to in clause (1) or (3) of Section 4.04(b)(iv);

(iii) In the case of a Disposition of a Mortgaged Vessel to a Foreign Subsidiary that is not a Notes Party, (A) the Fair Market Value (referred to in Section 4.04(a)(i)) is supported by an appraisal of such Vessel provided by an Approved Firm within 12 months prior to such Asset Sale, (B) the purchase price for such Vessel is paid in cash and/or by delivery of an intercompany promissory note (in the form of [Exhibit     ] attached hereto)

secured by a mortgage on such Vessel (substantially in the form of the Vessel Mortgage to which such Vessel was subject immediately prior to such sale), (C) such intercompany note and mortgage are pledged to the Collateral Agent as Collateral in accordance with the Security Agreement, (D) at the time of such Disposition, no Default or Event of Default exists or would result from such Disposition, (E) the net book value (determined in each case at the time of such Disposition) of all Mortgaged Vessels Disposed of in Asset Sales described in this clause (a)(iii) shall not exceed $100,000,000 in the aggregate, and (F) if any such Vessel is Disposed of by such Foreign Subsidiary, the Issuer shall cause, and the intercompany note shall require, such Foreign Subsidiary to use the Net Proceeds of such Disposition to prepay such intercompany note.

(b) Upon the receipt of any Net Proceeds from an Asset Sale, or any Extraordinary Receipts, the Issuer shall apply, or cause to be applied, the amount of such Net Proceeds or Extraordinary Receipts so received as follows:

(i) to the extent such Net Proceeds are received with respect to the Disposition of a Vessel (including the receipt of Net Proceeds as a prepayment on an intercompany note as described in Section 4.04(a)(iii)(F)), 65% of such Net Proceeds shall be treated as Excess Proceeds and shall be subject to the Asset Sale Offer procedure set forth in Section 4.04(c);

(ii) to the extent such Net Proceeds are received with respect to the Sale-Leaseback Arrangements, 100% of such Net Proceeds shall be treated as Excess Proceeds and shall be subject to the Asset Sale Offer procedure set forth in Section 4.04(c);

(iii) to the extent such Net Proceeds constitute Extraordinary Receipts, 100% of such Extraordinary Receipts shall be treated as Excess Proceeds and shall be subject to the Asset Sale Offer procedure set forth in Section 4.04(c); provided that so long as no Default or Event of Default has occurred and is continuing, Extraordinary Receipts related to insurance proceeds may be used by the Notes Parties to repair or replace the assets corresponding to such insurance proceeds; provided further that any Extraordinary Receipts not so used within 270 days of receipt shall be treated as Excess Proceeds and shall be subject to the Asset Sale Offer procedure set forth in Section 4.04(c); and

(iv) to the extent Net Proceeds are received with respect to an Asset Sale other than as described in clauses (b)(i), (b)(ii) or (b)(iii) above, 65% of such Net Proceeds shall be either:

(A)	within 270 days after the receipt of such Net Proceeds, applied either:

(1)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Subsidiary of the Issuer and a Guarantor;

(2)	to make a Capital Expenditure; or

(3)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(B)	to the extent such Net Proceeds are not reinvested pursuant to clause (A) above, treated as Excess Proceeds and shall be subject to the Asset Sale Offer procedure set forth in Section 4.04(c);

provided (x) that to the extent such assets (including Capital Stock) are acquired with the Net Proceeds of a disposition of Collateral, the assets acquired (other than Excluded Assets) are pledged as Collateral (subject to Permitted Liens) securing the Secured Obligations under, and within the time period required by, this Indenture and the Security Documents, and (y) that the Issuer and its Subsidiaries will be deemed to have complied with this clause (b)(iv) if and to the extent that, (I) within 270 days after the Asset Sale that generated the Net Proceeds, the Issuer or a Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this clause (b)(iv) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 90 days after the end of such 270-day period and (II) until such Net Proceeds are reinvested, they are deposited in a deposit account subject to a Control Agreement with Collateral Agent. However, if such investment is not consummated within such 90 day period then the Net Proceeds will be treated as Excess Proceeds and shall be subject to the Asset Sale Offer Procedure set forth in Section 4.04(c).

(c) Any Net Proceeds treated as Excess Proceeds pursuant to Section 4.04(b) shall be subject to the Asset Sale Offer procedure set forth in this Section 4.04(c). Upon receipt, and so long as such Excess Proceeds remain Excess Proceeds hereunder, such Excess Proceeds shall be maintained on deposit in the Excess Proceeds Account. When the aggregate amount of the Excess Proceeds in the Excess Proceeds Account exceeds $10.0 million, the Issuer will, as promptly as practicable and in any event within 60 days thereof (but, unless the Issuer in its sole discretion elects otherwise, not earlier than the date that is six months after the last Asset Sale Offer was made), make an offer to the holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”), up to the maximum amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than such Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by such holders thereof exceeds the amount of such Excess Proceeds, the Notes will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes tendered. Upon completion of any such Asset Sale Offer, the amount of any remaining Excess Proceeds may be withdrawn from the Excess Proceeds Account and shall no longer constitute Excess Proceeds hereunder.

(d) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of this Indenture, the Issuer will not be deemed to have breached its obligations under the Asset Sale Offer provisions of this Indenture by virtue of compliance with such applicable securities laws and regulations.

Section 4.05 Transactions with Affiliates.

(a) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any arms-length transaction or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are not less favorable to the Issuer or the relevant Subsidiary (as determined in good faith by the Board of Directors of the Issuer) than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiary with an unrelated Person;

(ii) the Issuer delivers to the Trustee:

(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of the Issuer resolving that the Board of Directors has determined such Affiliate Transaction complies with this Section 4.05 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness, from a financial standpoint, to the Issuer or such Subsidiary of such Affiliate Transaction issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 4.05(a):

(i) transactions between or among the Issuer and/or its Subsidiaries;

(ii) transactions between the Issuer or any of its Subsidiaries and any Person, the sole affiliation to the Issuer or any of its Subsidiaries of which is that a director of such Person is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent of the Issuer on any matter involving such other Person;

(iii) Restricted Payments permitted by Section 4.01 hereof and Investments constituting Permitted Investments; or

(iv) the payment of reasonable and customary fees and compensation consistent with past practice or industry practices paid to, and indemnities provided on behalf of, employees, officers, directors or consultants of the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries.

Section 4.06 Liens. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien except Permitted Liens.

Section 4.07 Business Activities. The Issuer will not, and will not permit any of its Subsidiaries to, engage to any material extent in any line of business other than those lines of business conducted by the Issuer and its Subsidiaries on the Issue Date and any business reasonably related or incidental thereto.

Section 4.08 Payments for Consent; Consent in Contemplation of Transfer. (a) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Security Documents or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement. Notwithstanding the foregoing, in the case of an offering of securities to Noteholders by the Issuer or any of its Subsidiaries (including, without limitation, an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act, the Issuer and its Subsidiaries may offer and issue such securities only to Noteholders who are eligible to receive such securities in accordance with such exemption from registration, and this Section 4.08(a) shall not apply to any consent or instruction given by Noteholders which was not solicited by or on behalf of the Issuer or any of its Affiliates.

(b) Any consent or waiver pursuant to Article 10 by a Holder of Notes that has transferred or has agreed to transfer its Notes to any Notes Party or any Affiliate of any Notes Party and has provided or has agreed to provide such consent or waiver as a condition to such transfer shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of other Holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

Section 4.09 Security Interests. Neither the Issuer nor any of its Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Note Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents or this Indenture. The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents. Subject to the terms of the Security Documents, the Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, file (or cause to be filed) any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Note Liens created by the Security Documents at such times and at such places as the Collateral Agent or the Trustee may reasonably request in accordance with the Security Documents and to the extent permitted by applicable law.

Section 4.10 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. The Issuer shall not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Issuer to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Consolidated Interest Coverage Ratio
June 30, 2017 through March 31, 2019	N/A
June 30, 2019	0.50:1.00
September 30, 2019	0.75:1.00
December 31, 2019	1.00:1.00
March 31, 2020	1.25:1.00
June 30, 2020	1.50:1.00
September 30, 2020	1.50:1.00
December 31, 2020 and thereafter	2.00:1.00

(b) Minimum Liquidity. The Issuer (i) shall not permit the Liquidity of the Notes Parties at any time to be less than $50,000,000 in excess of the amount of cash pledged by the Notes Parties to secure letters of credit and other performance-related obligations and (ii) shall not permit the Liquidity of it and all of its Subsidiaries at any time to be less than $100,000,000 (inclusive of the amount of cash pledged to secure letters of credit and other performance-related obligations).

Section 4.11 Troms Credit Agreement. The Issuer shall not, and shall not permit any of its Subsidiaries to, (a) amend, modify or change in any manner any term or condition of the Troms Credit Agreement, or (b) take any other action in connection with any Troms Credit Agreement that would impair the value of the interest or rights of any Notes Party thereunder or that would impair the rights or interests of any Agent or any Holder.

Section 4.12 Equity Interests. No Subsidiary shall issue, sell or dispose of any of its Equity Interests (other than directors’ qualifying shares or shares which are effectively controlled by the Issuer) except to the Issuer or another Subsidiary or as permitted by Sections 4.01 or 4.04 or Article 6.

Section 4.13 Terrorism Sanctions Regulations. The Issuer shall not and shall not permit any of its Subsidiaries to (a) become an OFAC Listed Person, (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person where such investments, dealings or transactions result in any Notes Party or Subsidiary being in violation of any Law or regulation applicable to such holder or (c) knowingly engage in any dealings with any Blocked Person.

Section 4.14 Sanctions. The Issuer shall not and shall not permit any of its Subsidiaries to use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or knowingly to any joint venture partner or other Person in violation of applicable law, (a) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or (b) if such use of proceeds or funding will result in a violation by any such Person of Sanctions.

Section 4.15 Anti-Corruption. The Issuer shall not, and shall not permit any of its Subsidiaries to, use the proceeds of the Notes for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation applicable in jurisdictions where the Issuer or its Subsidiaries conduct material operations.

Section 4.16 Account Control Agreements. The Notes Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (a) deposit accounts that are maintained at all times with either the Collateral Agent or depositary institutions as to which the Collateral Agent shall have received a Control Agreement, (b) securities accounts that are maintained at all times with financial institutions as to which the Collateral Agent shall have received a Control Agreement, (c) deposit accounts established solely as payroll and other zero balance accounts, (d) Excluded Accounts and (e) other deposit accounts, so long as at any time the aggregate balance in all such accounts does not exceed $2.5 million.

Section 4.17 Covenant Regarding Financing Facility.

(a) If the Issuer or any Notes Party enters into, amends or modifies any document evidencing or governing Indebtedness under any Financing Facility, or otherwise becomes bound or obligated under any Financing Facility, that contains or is amended and modified to contain, one or more Additional Covenants (collectively, the “Underlying Covenant”) (including, for the avoidance of doubt, as a result of any amendment to any Financing Facility, whether or not in effect on the Issue Date, causing it to contain one or more Additional Covenants), (with any of the foregoing referred to as an “MFN Event”) the Issuer shall comply with the provisions in paragraph (b) below.

(b) If an MFN Event occurs, the Issuer shall within 20 Business Days after the MFN Event enter into a supplemental indenture to this Indenture, which supplemental indenture shall add to the Indenture an additional covenant or covenants (collectively, such additional covenants, the “Corresponding Covenant”) corresponding in all material respects to such Underlying Covenant (with such amendments and variations as the Issuer shall determine in good faith are necessary or appropriate to give effect to the intention of this Section 4.17). Any supplemental indenture entered into for the purpose of adding a Corresponding Covenant to the Indenture shall provide by its terms that (i) such Corresponding Covenant is deemed to be included in Section 4.10 of the Indenture from and after the date that the relevant Underlying Covenant has become effective, (ii) without the consent of Noteholders (or further action of any party hereto), such Corresponding Covenant and all obligations in respect thereof shall be automatically and unconditionally extinguished for all purposes hereunder at such time as each relevant Notes Party is no longer obligated by the relevant Underlying Covenant, (iii) without the consent of Noteholders (or further action of any party hereto), such Corresponding Covenant shall be automatically amended, modified or supplemented for all purposes hereunder at such time as the relevant Underlying Covenant is amended, modified or supplement pursuant to the terms of the relevant Financing Facility, and (iv) without the consent of Noteholders, the Issuer, the Guarantors, the Collateral Agent and the Trustee shall, at the request of the Issuer, enter into a further supplemental indenture in respect of the Corresponding Covenant solely for purposes of evidencing any such automatic extinguishment, amendment, modification or supplement.

Section 4.18 Information Regarding Collateral. The Notes Parties shall not affect any change (a) in any Notes Party’s legal name, (b) in the location of any Notes Party’s chief executive office, (c) in any Notes Party’s identity or organizational structure, (d) in any Notes Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (e) in any Notes Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (i) it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of certificate signed by a Responsible Officer), or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) it shall have taken all action reasonably necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable;

provided that the notice required in subclause (i) of this Section 4.18 shall not be applicable in connection with any merger of a Notes Party with or into another Notes Party. Each Notes Party agrees to promptly provide the Collateral Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence.

Section 4.19 Cash of Foreign Subsidiaries. On the Issue Date, the aggregate amount of cash and Cash Equivalents of Foreign Subsidiaries of the Issuer shall not exceed $150,000,000.

Article 5.

OTHER COVENANTS

Section 5.01 Payment of Principal and Interest. The Issuer covenants and agrees that it will cause to be paid the principal (including the Change of Control Payment) of, accrued and unpaid interest, if any, and Applicable Premium, if applicable, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon New York City time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 5.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or purchase (“Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars in one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Issuer hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian and the Corporate Trust Office of the Trustee in New York City, New York as an office or agency of the Issuer for each of the aforesaid purposes.

Section 5.03 Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.12, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04 Provisions as to Paying Agent.

(a) If the Issuer shall appoint a Paying Agent other than the Trustee, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to this Section 5.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (or the Change of Control Payment, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;

(ii) that it will give the Trustee prompt written notice of any failure by the Issuer to make any payment of the principal (or such Change of Control Payment, as the case may be) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal (or the Change of Control Payment, if applicable) of, accrued and unpaid interest on, or Applicable Premium, if any, on the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (or such Change of Control Payment, as the case may be) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal (or the Change of Control Payment, as the case may be) of, accrued and unpaid interest on, and Applicable Premium, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal (or such Change of Control Payment, as the case may be), accrued and unpaid interest, and Applicable Premium, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Issuer to make any payment of the principal (or such Change of Control Payment, as the case may be) of, and accrued and unpaid interest on, the Notes when the same shall become due and payable. The Issuer may change the Paying Agent without prior notice to the Noteholders.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent (pursuant to Section 8.07), or then held by the Issuer, in trust for the payment of the principal (or the Change of Control Payment, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (or such Change of Control Payment, as the case may be) and interest has become due and payable shall be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 5.05 Existence. Subject to Article 6, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect:

(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Issuer or any such Subsidiary; and

(b) the material (i) rights (charter and statutory), (ii) licenses and (iii) franchises of the Issuer and its Subsidiaries;

provided, however, that with respect to clauses (a) and (b) above, the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Issuer), if the Notes Parties shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.

Section 5.06 Reports.

(a) So long as any Notes are outstanding, whether or not the Issuer is subject to the reporting requirements of the Exchange Act, Issuer will furnish to the Trustee and Noteholders:

(i) within the time period specified in the SEC’s rules and regulations, annual reports of the Issuer for such fiscal year containing the information required to be contained in an annual report on Form 10-K (or any successor form), except to the extent permitted to be excluded by the SEC;

(ii) within the time period specified in the SEC’s rules and regulations, quarterly reports of the Issuer for such fiscal quarter containing the information required to be contained in a quarterly report on Form 10-Q (or any successor ), except to the extent permitted to be excluded by the SEC; and

(iii) within the time period specified in the SEC’s rules and regulations, such other reports on Form 8-K (or any successor) required.

(b) So long as any Notes are outstanding, the Issuer will furnish to the Trustee and Noteholders, within ten (10) Business Days after the release of the Issuer’s quarterly earnings report, a report supplementing Schedule [5.06(b)], including a list of all Vessels disposed of by the Notes Party or Subsidiary that is the owner of such Vessel(s) since the most recently delivered supplement to such Schedule (or, if no such supplement has been provided, since the Issue Date) and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to remain accurate and complete in all respects; provided that, the information delivered pursuant to this clause (b) shall be furnished to the Trustee and shall only be made available to Holders who request access to such information.

(c) The Issuer will (a) post information required to be made available hereunder (other than reports filed with the SEC via the EDGAR system), including as required by this Section 5.06 and Section 5.07, on its website or Intralinks or a comparable password protected online data system (which will require a confidentiality acknowledgment), and (b) arrange and participate in quarterly conference calls to discuss its results of operations no later than ten business days following the date on which each of the quarterly and annual reports are made available as provided above; provided however, that, at the sole option of the Issuer, the requirement for such quarterly conference calls can be satisfied by any public quarterly earnings call of the Issuer for such quarter. Access to any such reports on the Issuer’s website and to such quarterly conference calls may be password protected.

(d) Delivery of the reports required by this Section 5.06 and Section 5.07 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Reports filed by the Issuer with the SEC via the EDGAR system will be deemed to be furnished to the Trustee as of the time such reports are filed via EDGAR.

(e) The Issuer shall also comply with the provisions of the Trust Indenture Act Section 314(a).

Section 5.07 Compliance Certificate; Statements as to Defaults.

(a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate signed by the principal executive officer or the principal financial officer stating that, in the course of the performance by the signer of his or her duties as an officer of the Issuer, he or she would normally have knowledge of any default by the Issuer in the performance of any of its obligations contained in this Indenture and stating, as to such Officer signing such certificate, that to his or her knowledge the Issuer and the Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b) The Issuer shall deliver to the Trustee, within ten (10) Business Days after delivery of the reports required by Sections 5.06(a)(i) and (ii), an Officer’s Certificate signed by the principal executive officer or the principal financial officer stating the information (including detailed calculations) required in order to establish whether the Notes Parties were in compliance with the requirements of Articles 4, 5 and 6, during the quarterly or annual period covered by the earnings reports most recently released (including with respect to each Section of such Articles, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence).

(c) In addition, the Issuer shall notify the Trustee, as soon as possible, and in any event within five (5) Business Days after an Officer of the Issuer becomes aware of the occurrence of any Event of Default or Default.

Notice pursuant to this Section 5.07(c) shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action the Issuer has taken and proposes to take with respect thereto. Notice pursuant to Section 5.07(c) shall describe with particularity any and all provisions of this Indenture and any other Notes Document that have been breached.

Section 5.08 Repurchase at the Option of Holders upon Change of Control.

(a) If a Change of Control occurs, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01, the Issuer shall offer to repurchase all or any part (which part shall be equal to $[1.00] or an integral multiple of $[1.00] in excess thereof) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101.000% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, if any, to, but not including, the date of purchase, subject to the rights of Noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within

30 days following any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01, the Issuer will mail (or send electronically if the Depository is the recipient) such Change of Control Offer by first class mail, with a copy to the Trustee, to each Noteholder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(i) a Change of Control Offer is being made pursuant to Section 5.08 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(ii) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(v) Holders electing to have any Notes in certificated form purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse side of the Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided, that the paying agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or electronic transmission or letter setting forth the name of the Noteholder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii) if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control;

(viii) Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that the unpurchased portion of the Note must be equal to a minimum of $[1.00] and integral multiple of $[1.00] in excess thereof; and

(ix) The procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

(b) On the Change of Control Payment Date, the Issuer will, to the extent permitted by law:

(i) accept for payment all Notes or portions of Notes (in a minimum principal of $[1.00] and integral multiples of $[1.00] in excess thereof) properly tendered pursuant to the Change of Control Offer and not properly withdrawn;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and accepted for payment; and

(iii) deliver or cause to be delivered to the Trustee for cancellation the Notes so properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly mail to each Noteholder properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by each such Holder, if any; provided that each such new Note will be in a minimum principal amount of $1.00 or an integral amount of $1.00 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered to at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer. The Issuer will notify the Trustee and Noteholders in writing of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date (which may be satisfied by disclosing such information in a report filed with the SEC or made publicly available through a broadly disseminated press release). The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

While the Notes are in global form and the Issuer makes an offer to purchase all or any portion of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 5.08, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 5.08 by virtue of such compliance.

(d) Notwithstanding anything to the contrary in this Section 5.08, the Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.08 applicable to the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given prior to the date that notice of the Change of Control Offer is required to be given to the Holders pursuant to Section 3.01, unless and until there is a default in payment of the applicable redemption price.

Section 5.09 Additional Note Guarantees and Collateral. Subject to the terms of the Security Documents, if either (a) the Issuer or any of its Subsidiaries acquires or creates another wholly owned Domestic Subsidiary or another wholly owned Foreign Subsidiary (other than any (i) CFC, (ii) Subsidiary that is held directly or indirectly by a CFC or (iii) other wholly owned Foreign Subsidiary the providing of a Note Guarantee by which would result in adverse tax consequences to the Issuer or any of its Subsidiaries), in each case after the Issue Date, or (b) any existing Notes Party acquires any assets (including as the result of the reinvestment of Net Proceeds pursuant to Section 4.04(b)(iv)) that are not subject to a Lien in favor of the Collateral Agent pursuant to an existing Security Document, then the Issuer will:

(1) in the case of an acquisition or creation of another Subsidiary as described in clause (a), cause such newly acquired or created Subsidiary to execute a supplemental indenture pursuant to which it becomes a Guarantor, in the case of any acquired Subsidiary, to the extent not prohibited under the acquired Subsidiary’s agreements existing at the time of the acquisition and not entered into in connection with or in anticipation of the acquisition and provided that if any such existing agreement exists the Issuer shall use commercially reasonable efforts to eliminate the restriction; and

(2) in the case of an acquisition or creation of another Subsidiary as described in clause (a) or the acquisition of any assets by an existing Notes Party that are not subject to a Lien in favor of the Collateral Agent pursuant to an existing Security Document, (A) cause such newly acquired or created Subsidiary or such existing Notes Party to execute and deliver to the Trustee and the Collateral Agent amendments to the Security Documents or additional Security Documents, and to take such other actions as may be necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets other than Excluded Assets of such new Subsidiary or the newly-acquired assets of such existing Notes Party, including the recording of a new Vessel Mortgage or an amendment to an existing Vessel Mortgage to add a new vessel and/or the filing of UCC financing statements in such jurisdiction or such other actions as may be required by the Security Documents or by law, (B) cause such newly acquired or created Subsidiary or such existing Notes Party to take such further actions and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing, and (C) if requested by the Trustee or the Collateral Agent, deliver an Opinion of Counsel with respect to the foregoing reasonably satisfactory to the Trustee, in each case, within 30 Business Days after the date on which such Subsidiary was acquired or created or such additional assets were acquired, in each case, to the extent not prohibited under the acquired Subsidiary’s agreements existing at the time of the acquisition and not entered into in connection with or in anticipation of the acquisition and provided that if any such existing agreement exists the Issuer shall use commercially reasonable efforts to eliminate the restriction.

Section 5.10 [Reserved].

Section 5.11 Advances to Subsidiaries. All advances to Subsidiaries who are not Guarantors made by a Notes Party after the Issue Date shall be evidenced by intercompany notes in favor of such Notes Party. These intercompany notes are and will be pledged pursuant to and as required by the Security Documents as Collateral to secure the Secured Obligations. Each intercompany note will be payable upon demand and will be subordinated in right of payment to all existing Senior Debt of the Subsidiary to which the loan is made. “Senior Debt” of Subsidiaries for the purposes of the intercompany notes is defined as all Indebtedness of the Subsidiaries permitted under this Indenture that is not specifically by its terms made pari passu with or junior to the intercompany notes. The Issuer will not permit any Subsidiary in respect of which the Issuer is a creditor by virtue of an intercompany note to incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Subsidiary and senior in any respect in right of payment to any intercompany note.

Section 5.12 Further Assurances. Subject to the terms and conditions of the Security Documents, the Notes Parties shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, subject to the terms and conditions of the Security Documents, from time to time, the Issuer will reasonably promptly secure the obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral (subject to Permitted Liens).

Section 5.13 Inspection Rights. If a Default or Event of Default exists or if the Issuer requests an amendment, waiver or consent under this Indenture, the Issuer shall and shall cause each Subsidiary to permit representatives and independent contractors of the Trustee, as directed by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, or of such Holders to visit its chief executive office, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of such Holders and at such reasonable times during normal business hours and with no interference with business operations (including calling or bringing any Vessel into port) and as often as may be reasonably desired, upon reasonable advance notice to the Issuer; provided, that any such Holder, its representatives or independent contractors shall agree to keep confidential all information obtained from such records and discussions with the Issuer, except for any legally required disclosure.

Section 5.14 Payment of Obligations. The Issuer shall and shall cause each Subsidiary to pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all material lawful claims which, if unpaid, would by Law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Issuer or any Subsidiary.

Section 5.15 Maintenance of Properties. The Issuer shall and shall cause each Subsidiary to (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except in the case of either clause (a) or (b) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Maintenance of Insurance. The Issuer shall and shall cause each Subsidiary to:

(a) maintain with financially sound and reputable insurance companies, insurance and/or reinsurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business operating in the same or similar locations, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (including, with respect to each Owned Vessel and Chartered Vessel (if required by the underlying charter agreement), hull and machinery, protection and indemnity, mortgagee’s interest (if applicable), war risks, and excess liability insurance in such amounts as are customarily carried under similar circumstances by such other Persons and, with respect to each Mortgaged Vessel, in accordance with the requirements of the Vessel Mortgage covering such Vessel); and

(b) deliver to the Trustee upon its request a detailed schedule of the insurance then in effect with respect to the Owned Vessels and Chartered Vessels (if Issuer or its Subsidiaries are contractually obligated to obtain such insurance), stating the names of the insurance companies and/or Lloyd’s Syndicates, the amounts and/or limits of the insurance, the dates of the expiration thereof and the Vessels and type of risks covered thereby (and, with respect to the Mortgaged Vessels, a broker’s letter of undertaking).

Section 5.17 Compliance with Laws. The Issuer shall and shall cause each Subsidiary to comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 5.18 Books and Records. The Issuer shall and shall cause each Subsidiary to (a) maintain proper books of record and account sufficient to permit the preparation of financial statements in accordance with GAAP and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Issuer or such Subsidiary, as the case may be.

Section 5.19 Compliance with Environmental Laws. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Issuer shall and shall cause each Subsidiary to (a) comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its Vessels to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; (c) conduct any remedial actions in compliance with applicable Environmental Laws; provided, however, that the Issuer and its Subsidiaries shall not be required to undertake any remedial action or obtain or renew any environmental permit, or comply with any Environmental Law to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves, in accordance with GAAP, are maintained in connection therewith.

Section 5.20 Certain Affirmative Covenants Relating to the Vessels. The Issuer shall and shall cause each Subsidiary to:

(a) maintain and cause each of the applicable Subsidiaries to maintain, a certified copy of each of the Vessel Mortgages, together with a notice thereof, aboard each of the Mortgaged Vessels owned by it;

(b) at all times operate each Owned Vessel and Chartered Vessel under bareboat charter in compliance in all material respects with all applicable Laws pertaining to such Vessel and in compliance in all material respects with all rules, regulations and requirements of the applicable Classification Society, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Issuer shall (i) keep (or cause to be kept) each Mortgaged Vessel registered under the laws and flag of an Acceptable Flag Jurisdiction, (ii) not cause or permit any Mortgaged Vessel that is documented under the laws and flag of the United States to be deleted from such registry, provided that this restriction shall not apply to the Cheryl Tide (IMO No. 9452012), (iii) with regard to any Mortgaged Vessel that is registered under the laws and flag of a jurisdiction other than the United States, not cause or permit any change to the flag of such Mortgaged Vessel other than a Flag Jurisdiction Transfer that satisfies all the conditions of such term, (iv) furnish to the Collateral Agent copies of all renewals and extensions of the registration of each Mortgaged Vessel, (v) be permitted to transfer title and registration of any Mortgaged Vessel among Notes Parties so long as the transferee complies with Section 5.09 (if applicable) and, if such transfer involves a change of flag, it complies with the applicable procedures set forth in the definition of Flag Jurisdiction Transfer (as limited by clause (ii) above), (vi) (A) as part of the report required to be delivered pursuant to Section 5.06(b), deliver to the Collateral Agent a report listing the geographic location of each Mortgaged Vessel, and (B) during any continuing Default or Event of Default, at any time upon request of the Trustee or Holders of at least 25% in aggregate principal amount of the then outstanding Notes, deliver to the Collateral Agent a report listing the geographic location of each Mortgaged Vessel; and (vii) during a continuing Default or Event of Default and upon the written request of the Trustee or Holders of at least a majority in aggregate principal amount of the then outstanding Notes, remove (or cause to be removed) within thirty (30) days of such written request, any Mortgaged Vessel from a jurisdiction which the Collateral Agent has determined, upon the advice of counsel based upon applicable law as established by applicable Governmental Authority, that the Vessel Mortgage on such Mortgaged Vessel may be invalid or otherwise unenforceable;

(c) (i) maintain each active and non-laid up Owned Vessel with a Classification Society, in each case except as described in [Schedule 5.20(c)], (ii) maintain each laid up Owned Vessel in accordance with United States Coast Guard regulations and rules of the American Bureau of Shipping or other relevant classification society, if applicable, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (iii) with respect to any Owned Vessel(s), provide the Trustee with a confirmation of status from the relevant Classification Society upon the Trustee’s request (at the request of any Holder), and (iv) upon the Trustee’s request (at the request of any Holder), furnish to the Trustee the certificate of each Classification Society covering each of the Owned Vessels no later than thirty (30) days after the end of each fiscal year of the Issuer;

(d) deliver to the Trustee, or cooperate with the Trustee or the Holders in connection with the preparation of, two appraisals, with each appraisal covering not less than 60% of the Owned Vessels (by net book value as of the most recent reporting date set forth in Sections 5.06(a)(i) and (ii) and not less than 75% of Mortgaged Vessels (by net book value as of the most recent reporting date set forth in Sections 5.06(a)(i) and (ii), with the first such appraisal to be delivered to the Trustee within six months after the Issue Date and one additional appraisal to be conducted in 2020 and to be delivered to the Trustee no later than June 30, 2020. Each appraisal shall be at the expense of the Issuer. Each such appraisal shall be conducted by an Approved Firm. Such appraisals shall include the fair market value and orderly liquidation value of each Owned Vessel, and shall otherwise be consistent with previous, similar appraisals conducted for the Issuer. It is understood and agreed that the appraiser performing such appraisals may, at such appraiser’s election, perform a review (at the Issuer’s expense) of the class records of select Owned Vessels (the identity and actual number of such select Owned Vessels shall be at the discretion of such appraiser);

(e) Cooperate with the Trustee, the Holders and the Approved Firm in connection with two inspections of the Owned Vessels, with the first such inspection to be conducted within six months after the Issue Date and one additional inspection to be conducted in 2020 and to be delivered to the Trustee no later than June 30, 2020. Each inspection shall be at the expense of the Issuer. Such inspections shall be conducted by an Approved Firm. Such inspections shall be conducted on not less than 25% of the Owned Vessels (by net book value as of the most recent reporting date set forth in Sections 5.06(a)(i) and (ii) which were appraised pursuant to clause (d) above, which shall include not less than 40% of Mortgaged Vessels (by net book value as of the most recent reporting date set forth in Sections 5.06(a)(i) and (ii), and shall otherwise be on terms and conditions consistent with previous, similar inspections conducted for the Issuer. The Issuer shall permit, and shall cause each charterer of each Owned Vessel to permit, the appraiser, the inspector and their respective agents and employees to board and inspect each Owned Vessel in connection with each such inspection at the risk and as the sole expense of the Issuer.

(f) If, after delivery of an appraisal required under Section 5.20(d) above, Holders of at least a majority in aggregate principal amount of the then outstanding Notes request additional desktop appraisals, the Issuer shall provide such additional “desktop” appraisals on not less than an additional 30% of the Owned Vessels (by net book value as of the most recent reporting date set forth in Sections 5.06(a)(i) and (ii). Each such appraisal shall (i) be conducted by an Approved Firm, (ii) include the fair market value and orderly liquidation value of each Owned Vessel appraised and (iii) be at the expense of the Issuer; provided that the Issuer shall (A) not be required to expend more than $25,000 in any one year on such additional desktop appraisals and (B) notwithstanding anything herein to the contrary, shall be in compliance with this subclause (f) by delivering only those appraisals which can be obtained by expending no more than $25,000 in any one year; provided further that the Issuer shall cooperate with Holders to obtain additional appraisals that would require expending more than $25,000 in any one year to the extent such Holders agree to pay for the excess costs.

(g) The Issuer will deliver desktop appraisals to the Trustee in each year appraisals under Section 5.20(d) are not required to be delivered on not less than 90% of the Owned Vessels (by net book value as of the most recent reporting date set forth in Sections 5.06 (a)(i) and (ii), which shall include 100% of the Mortgaged Vessels. Each such desktop appraisal shall (i) be conducted by an Approved Firm, (ii) include the fair market value and orderly liquidation value of each Owned Vessel appraised and (iii) be at the expense of the Issuer; provided that the Issuer (A) shall not be required to expend more than $50,000 in any one year on such desk top appraisals and (B) notwithstanding anything herein to the contrary, shall be in compliance with this subclause (g) by delivering only those appraisals which can be obtained by expending no more than $50,000 in any one year; provided further that the Issuer shall cooperate with Holders to obtain additional appraisals that would require expending more than $50,000 in any one year to the extent such Holders agree to pay for the excess costs.

(h) Upon the request of the Trustee (at the request of any Holder), deliver to the Trustee, or cooperate with the Trustee and the Holders in connection with providing, such other information and access relating to the Vessels as the Trustee may request from time to time on behalf of such Holder, it being understood and agreed that such additional information and access shall be at the expense of such requesting Holder.

(i) With respect to each new or renewed charter or service agreement with respect to any Vessel, (i) if such Vessel is owned by a Notes Party, use its commercially reasonable efforts to cause such agreement to permit, or not prohibit or otherwise restrict, the ability of such Notes Party to grant a mortgage on such Owned Vessel to any Secured Party and (ii) if such Vessel is owned or operated by a Notes Party, use its commercially reasonable efforts to cause such agreement to not prohibit such Notes Party’s assignment of its interests in such charter or services agreement to any Secured Party; provided, in the case of this clause (ii), that the inclusion (or exclusion, as the case may be) of such provisions in any charter or service agreement shall not result in material adverse consequences to the Issuer or its Subsidiaries.

(j) The Trustee hereby agrees to provide any information, reports or other deliverables delivered to it in accordance with this Section 5.20 to any Holder who requests access to such information, reports or other deliverables. For the avoidance of doubt, each Holder has the right to refuse receipt of non-public information.

(k) Nothing in this Section 5.20 or otherwise in this Indenture shall be interpreted or otherwise deemed to amend, waive or otherwise modify any provision of the Vessel Mortgages or the other Vessel Security Documents. The provisions of the Vessel Mortgages and the other Vessel Security Documents shall be in addition to, and not in lieu of, the requirements in this Indenture, and vice versa.

Section 5.21 Post-Closing Obligations. As soon as reasonably practicable, but in any event within [             (    )] days after the Issue Date, the Notes Parties shall use their commercially reasonable efforts to deliver to the Collateral Agent duly executed [            ]4.

Section 5.22 [Intentionally Omitted].

Section 5.23 Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive

[4]	Note to Draft: Vessel Mortgages should be signed and pre-positioned for filing on the closing date. Determination to come regarding any other collateral documents will be post-closing.

the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.24 Repatriation of Cash. The Issuer shall cause all cash held by TMII and Foreign Subsidiaries of the Issuer to be repatriated and become part of Collateral and subject to a Control Agreement; provided that (a) Subsidiaries that are not Guarantors may retain an amount not to exceed the sum of $100,000,000 plus cash in bank accounts of such Subsidiaries as a result of (1) legal, regulatory, judicial, administrative or local financial institution constraints on the ability of any such Subsidiary to remit cash to bank accounts of a Notes Party including, but not limited to, currency controls or currency constraints (including constraints on local currency conversion or repatriation) and the existence of tax disputes or inquiries and (2) disputes with or claims by third parties, including, but not limited to, co-venturers and marketing agents, provided that such Subsidiary shall repatriate such amounts promptly when and to the extent circumstances change to permit such repatriation and (b) Domestic Subsidiaries may transfer cash to Foreign Subsidiaries for up to ninety days in any twelve month period for planning purposes in regards to the current year state or local franchise or similar taxes provided that cash pursuant to this subclause (b) is deposited in a deposit account subject to a Control Agreement with the Collateral Agent or otherwise pledged under applicable law to the Collateral Agent.

Article 6.

MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 6.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer will not, directly or indirectly: (1) consolidate with or merge with or into or wind up into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or the assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i) either: (a) in the case of clause (a)(1) above, the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made (in each case, the “Successor Issuer”) is a corporation, partnership, trust or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(iii) immediately after such transaction, no Default or Event of Default exists; and

(iv) the Trustee has received an Officer’s Certificate to the effect that such transaction complies with the foregoing.

(b) The restrictions of Section 6.01(a) do not apply to:

(i) a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction of the United States; or

(ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Notes Parties.

Nothing in this Article 6 shall restrict in any way any Disposition of any Vessel or Vessels described in clause (a) of the definition of Asset Sale.

Section 6.02 Successor Issuer Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Issuer is not the surviving company and upon the assumption by the Successor Issuer, by supplemental indenture, executed and delivered to the Trustee, of the obligations of the Issuer as required by Section 6.01, such Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, respectively, with the same effect as if it had been named herein as the party of this first part, and (other than in the case of a lease) the Issuer shall be discharged from its obligations under the Notes, the Note Guarantees and this Indenture (as applicable). Any such Successor Issuer thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon receipt of an Authentication Order of such Successor Issuer instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Issuer thereafter shall cause to be signed and delivered to the Trustee for that purpose. Except as specifically provided in this Indenture, all the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 6, the Person named as the “Issuer” in this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 6 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

Section 6.03 Opinion Of Counsel To Be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article 6, the Trustee shall receive, in addition to the documents required by Section 14.05, an Officer’s Certificate and an Opinion of Counsel (each stating that such supplemental indenture complies with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with) as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with this Article 6.

Article 7.

DEFAULTS AND REMEDIES

Section 7.01 Events of Default.

(a) Each of the following events shall be an “Event of Default” with respect to the Notes:

(i) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, interest, Applicable Premium or other premium, if any, on, the Notes;

(ii) failure by the Issuer or any of its Subsidiaries to comply with Article 6;

(iii) failure by the Issuer or any of its Subsidiaries to perform or observe any other covenant or agreement (not specified in Section 7.01(a)(i) or (a)(ii) above) contained in any Notes Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of the date on which written notice thereof shall have been given to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any other provisions of the Notes Documents;

(iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (other than Indebtedness owed to the Issuer or one of its Subsidiaries) for money borrowed by the Issuer or any of its Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(1) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(v) (A) failure by the Issuer or any of its Subsidiaries to pay final and unsatisfied judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (net of any amounts which are covered by insurance or bonded), or (B) any one or more non-monetary final judgments is entered that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(vi) [Reserved];

(vii) (1) any one or more Security Documents at any time for any reason (other than the satisfaction in full of all Obligations under this Indenture and the discharge of this Indenture) shall cease to be in full force and effect, except as expressly provided therein, or the security interests under any Security Document or Note Lien shall cease to be enforceable or perfected, in each case with respect to any Collateral having a net book value in excess of $10.0 million individually, or in the aggregate at any time (other than as a result of the failure of the Collateral Agent through its acts or omissions and through no fault of the Issuer or the Guarantors, to maintain the perfection of its Liens in accordance with applicable law); (2) any one or more Security Documents shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any Collateral having a net book value in excess of $10.0 million individually, or in the aggregate at any time, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except (A) as expressly permitted by the applicable Security Document or this Indenture or (B) the failure of the Collateral Agent through their acts or omissions and through no fault of the Issuer or the Guarantors, to maintain the perfection of their Liens in accordance with applicable law; or (3) the Issuer or any of the Guarantors, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Security Document (other than the satisfaction in full of all Obligations under this Indenture and the discharge of this Indenture);

(viii) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Issuer or any other Notes Party herein, in any other Notes Document, or in any Officer’s Certificate delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

(ix) the Issuer, any of the Guarantors, or any of their Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Debtor Relief Law:

(1) commences a voluntary case, application, petition, compromise, voluntary arrangement, scheme of arrangement, moratorium, liquidation, administration, or receivership or other proceeding,

(2) consents to the entry of an order for relief against it in an involuntary case, application, petition or other proceeding,

(3) consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator or liquidator of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors or a moratorium or similar arrangement is declared or instituted with its creditors,

(5) generally is not paying its debts as they become due; or admits in writing its inability to pay its debts as such debts become due or its directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver manager, administrative receiver, administrator, liquidator or other officer having similar powers over its property, or

(6) is deemed for the purposes of any applicable law to be unable to pay its debts as they fall due;

(x) a court of competent jurisdiction enters an order or decree (which order or decree remains unstayed and in effect for more than 60 consecutive days) under any Debtor Relief Law that:

(1) is for relief against the Issuer, any of the Guarantors, or any of their Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case, application, petition or other proceeding;

(2) appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, or other similar officer of the Issuer, any of the Guarantors, or any of their Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer, any of the Guarantors, or any of their Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or

(3) orders the liquidation, administration or receivership of the Issuer, any of the Guarantors, or any of their Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

(xi) [Intentionally omitted];

(xii) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

(xiii) any Note Guarantee of any Significant Subsidiary (or group of Subsidiaries that collectively would constitute a Significant Subsidiary), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect; or any Notes Party contests in any manner the validity or enforceability of any Notes Document; or any Notes Party denies that it has any or further liability or obligation under any Note Guarantee, or purports to revoke, terminate or rescind any Note Guarantee;

(xiv) [Reserved];

(xv) a proceeding shall have been commenced on behalf of the applicable Governmental Authority to effect the forfeiture of any of the Mortgaged Vessels or any Owned Vessel or Owned Vessels with an individual or aggregate net book value in excess of $25,000,000 or any notice shall have been issued on behalf of the applicable Governmental Authority of the seizure of any of the Mortgaged Vessels or any Owned Vessel or Owned Vessels with an individual or aggregate net book value in excess of $25,000,000 or to the effect that the certificate of documentation of any of the Mortgaged Vessels or any Owned Vessel or Owned Vessels with an individual or aggregate net book value in excess of $25,000,000 is subject to cancellation or revocation, for any reason whatsoever; or

(xvi) any writ or warrant of attachment or execution or similar process is issued or levied against any Owned Vessel with an individual or aggregate net book value in excess of $25,000,000 and such writ, warrant, attachment, execution or similar process is not released, vacated or fully bonded within 45 days after its issue or levy.

Section 7.02 Acceleration. In the case of an Event of Default specified in clause (ix) or (x) of Section 7.01(a), with respect to any Issuer, any Subsidiary of the Issuer that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes (including principal thereof, interest, Applicable Premium or other premium, if any, thereon) will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all outstanding Notes (including principal thereof and interest, Applicable Premium and other premium, if any, thereon) to be due and payable immediately. The Collateral Agent, acting at the instruction of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class, in accordance with the provisions of this Indenture and the Security Documents, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes.

If the Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default (including, but not limited to, upon the occurrence of an insolvency event, the entry of an order for relief against the Issuer, any Subsidiary of the Issuer that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in a case under title 11 of the United States Code (the “Bankruptcy Code”), the commencement by or against the Issuer, any Subsidiary of the Issuer that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of a case under a similar law of any jurisdiction, or the acceleration of any portion of the indebtedness evidenced by the Notes by operation of law), the amount of principal of, accrued and unpaid interest and premium on the Notes that shall then be due and payable shall equal 100% of the principal amount of the Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration, as if such acceleration were an optional redemption of the Notes so accelerated.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their stated

maturity, in each case, as a result of an Event of Default (including, but not limited to, upon the occurrence of an insolvency event, the entry of an order for relief against the Issuer in a case under the Bankruptcy Code, the commencement by or against the Issuer, any Subsidiary of the Issuer that is a Significant Subsidiary or any group of Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of a case under a similar law of any jurisdiction, or the acceleration of any portion of the indebtedness evidence by the Notes by operation of law), the premium applicable with respect to an optional redemption of the Notes (which, for all purposes of the paragraphs under Section 7.01, shall include the Applicable Premium) shall also be due and payable as though the Notes had been optionally redeemed and shall constitute part of the Secured Obligations in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes and the Issuer agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes or the Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE ISSUER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between Holders and the Issuer giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledges that its agreement to pay the premium to Holders as herein described is a material inducement to Holders to purchase the Notes.

Section 7.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, Applicable Premium or other premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 7.04 Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal, interest or premium (including any Applicable Premium) on the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, other than an acceleration resulting from an Event of Default specified in clause (i) of Section 7.01(a) (including the consequences thereof) which may be rescinded only by Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05 Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Noteholders or that may subject the Trustee to personal liability or expense. Notwithstanding the foregoing, the Trustee shall have the right to select and retain counsel of its choosing to represent it in any such proceedings.

Section 7.06 Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a) such Holder gives to the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 7.07 Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, Applicable Premium or other premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08 Collection Suit by Trustee. If an Event of Default specified in Section 7.01(a)(i) occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and Guarantors for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee (including without limitation any amounts due to the Trustee pursuant to Section 8.08 hereof), its agents and counsel.

Section 7.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its or their creditors or its or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.08. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.08 out of the estate in any such proceeding, shall be denied for any reason payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10 Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

First: to the payment of costs and expenses of the Trustee and the Collateral Agent in accordance with the Notes Documents in connection with such enforcement or exercise;

Second: to the payment of any accrued interest due but unpaid under the Notes;

Third: to the payment pro rata of any principal due but unpaid under the Notes;

Fourth: to the payment pro rata of any other sum due but unpaid under the Notes Documents; and

Fifth: any surplus Collateral or proceeds then remaining will be returned to the Issuer, the applicable Guarantor or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 7.10.

Section 7.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 8.

CONCERNING THE TRUSTEE

Section 8.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered an indemnity or security, reasonably satisfactory to the Trustee, against the loss, liability or expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee acted with willful misconduct or in bad faith or was grossly negligent or reckless in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to the terms hereof;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to this Section 8.01;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Issuer, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Issuer;

(h) in the event that the Trustee is also acting as Custodian, Registrar, Paying Agent or transfer agent hereunder, the rights, privileges, immunities, benefits and protections afforded to the Trustee pursuant to this Article 7, including, without limitation, its right to be indemnified, shall also be afforded to such Custodian, Registrar, Paying Agent or transfer agent; and

(i) if a default occurs hereunder and is continuing and is known to the Trustee, the Trustee shall give the Holders of the Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, the Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in the Holders’ interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 8.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed herein); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee and/or the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee and Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g) [Intentionally Omitted];

(h) the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(i) the Issuer shall provide prompt written notice to the Trustee of any change to its fiscal year (it being expressly understood that the failure to provide such notice to the Trustee shall not be deemed a Default or Event of Default under this Indenture);

(j) except with respect to Section 5.01, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article 5, the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of this Indenture; and

(k) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage proven in a court of competent jurisdiction in a final and non-appealable decision to have been caused by the Trustee’s willful misconduct or gross negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuer or by any Holder.

Section 8.03 Lists of Noteholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, quarterly, not more than fifteen (15) days after each [    ],[    ],[    ] and [    ] in each year beginning with [    ], 2017, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 8.04 Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.

Section 8.05 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.06 Trustee, Paying Agents or Registrar May Own Notes. The Trustee, any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent or Registrar, subject to Section 8.10 and Section 8.15.

Section 8.07 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Issuer and the Trustee.

Section 8.08 Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Issuer, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall have been proven in a court of competent jurisdiction in a final and non-appealable decision to have been caused by its gross negligence, willful misconduct or bad faith. The Issuer also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including taxes other than taxes based on the income of the Trustee) incurred without gross negligence, willful misconduct or bad faith, as determined in a court of competent jurisdiction in a final and non-appealable decision on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The Issuer will defend any such claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Issuer will pay the reasonable and documented fees and expenses of such counsel. The obligations of the Issuer under this

Section 8.08 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.10, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.08 shall not be subordinated even though the Notes may be so subordinated. The obligation of the Issuer under this Section 8.08 shall survive the satisfaction and discharge or termination for any reason of this Indenture, including any termination or rejection hereof under any Debtor Relief Law, and the earlier resignation or removal or the Trustee. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.08 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.01(a)(ix) or (x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 8.09 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.10 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within 90 days after ascertaining that it has such conflicting interest, or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act.

Section 8.11 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.11, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with this Section 8.11, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 8.

Section 8.12 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Issuer and upon ten (10) Business Days’ notice to the Issuer and the Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.10 within a reasonable time after written request therefor by the Issuer or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with Section 8.11 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 7.11, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Issuer of such nomination the Issuer objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.12(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.12 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.13.

Section 8.13 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.12 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to Section 8.08, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and conferring to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to Section 8.08.

No successor trustee shall accept appointment as provided in this Section 8.13 unless at the time of such acceptance such successor trustee shall be qualified under Section 8.10 and be eligible under Section 8.11.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.13, each of the Issuer and the successor trustee, at the written direction and at the expense of the Issuer shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 8.14 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated,

or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under Section 8.10 and eligible under Section 8.11.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.15 Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

Section 8.16 Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the SEC, with the Issuer and with the Guarantors. The Issuer will notify the Trustee when any Notes are listed on any stock exchange.

Section 8.17 Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Issuer has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 9.

NOTE GUARANTEES

Section 9.01 Guarantee.

(a) Subject to this Article 9, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the other Notes Documents or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of, Applicable Premium and any other premium, interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer and the other Notes Parties to the Holders or the Trustee hereunder or under the other Notes Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Noteholder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 7, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(e) All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 9.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee of the Notes (including in respect of this Section 9.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other

Contributing Guarantors as contributions under this Section 9.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor that makes a payment for distribution under its Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 9.01.

Section 9.02 Limitation on Guarantor Liability.6 Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance, or voidable preference, for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state or foreign law to the extent applicable to any Note Guarantee or to give rise to any liability for any director or member of any board of directors, supervisory board or analogous board or body of any Guarantor. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 9, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance, voidable preference, or a transaction at an undervalue or unlawful financial assistance or otherwise cause the Guarantor to be insolvent or in breach of applicable capital preservation rules under relevant law or such Guarantee to be void, unenforceable or ultra vires or cause the directors or members of the supervisory board or analogous board or body of such Guarantor to be in breach of, or liable under, applicable corporate or commercial law.

Section 9.03 Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 9.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit C hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers (but the failure to execute such notation shall not affect the validity of any Note Guarantee).

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 9.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

[6]	Note to Draft: Jurisdiction specific requirements to be considered.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 9.04 Guarantors May Consolidate, etc., on Certain Terms. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(b) either:

(i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture and appropriate Security Documents reasonably satisfactory to the Trustee; or

(ii) such transaction is not prohibited by Section 4.04(a).

In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution.

Except as set forth in Article 4 and Article 6, and notwithstanding clauses (a) and (b)(i) and (b)(ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

Section 9.05 Releases. The Note Guarantee of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be automatically released:

(a) in connection with any sale, transfer or other disposition (including by way of merger, consolidation or amalgamation or similar transactions) of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if the sale, transfer or other disposition and the application of the proceeds thereof does not violate Section 4.04(a); provided, that such Liens will not be released if such sale or disposition is to the Issuer or a Guarantor or is subject to Section 6.01;

(b) with respect to the assets of a Guarantor that constitute Collateral, upon the release of such Guarantor from its Note Guarantee in accordance with the applicable provisions of this Indenture;

(c) [Reserved.];

(d) if the Issuer exercises its legal defeasance option or covenant defeasance option as described under Article 12, upon release in full of all of the Collateral; or

(e) upon satisfaction and discharge of this Indenture as described under Article 11 or payment in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Secured Obligations that are then due and payable.

Article 10.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01 Supplemental Indentures Without Consent of Noteholders. The Issuer, the Guarantors, the Collateral Agent and the Trustee, at the Issuer’s expense, may, from time to time and at any time, amend, modify or supplement (collectively, “amend”) this Indenture, the Notes, the Note Guarantees or any Security Documents to:

(a) cure any ambiguity, defect or inconsistency;

(b) provide for uncertificated Notes in addition to or in place of certificated Notes; provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(c) provide for the assumption of the Issuer’s or a Guarantor’s obligations to Noteholders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable, in accordance with the terms of this Indenture;

(d) make any change that would provide any additional rights or benefits to the Noteholders, add covenants, events of default or collateral for the benefit of the Noteholders or surrender any right or power conferred upon any Notes Party;

(e) add, remove or amend any Corresponding Covenant in the circumstances described in Section 4.17(b);

(f) comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(g) evidence or provide for the acceptance of appointment under the Indenture of a successor trustee;

(h) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release any Guarantor from its Note Guarantee in accordance with the terms of this Indenture; or

(i) make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents.

In addition, without the consent of any Noteholder, the Trustee (or Collateral Agent, if applicable) and the Notes Parties will be authorized to (and the Trustee and/or Collateral Agent, as applicable, shall) amend or, if reasonably necessary, replace, the Security Documents, and to enter into one or more new intercreditor agreements, (1) to add additional secured parties holding, and to secure any, other Indebtedness permitted by this Indenture to be incurred and secured by the Collateral, and having the relative Lien priorities, if any, to be set forth herein, (2) to enter into intercreditor arrangements with the holders of any such Indebtedness described in clause (1) so long as the terms of such intercreditor arrangements are not less favorable to the Holders of Secured Obligations than the intercreditor provisions contained in the Security Documents on the Issue Date and (3) to add parties (including collateral agents, administrative and other agents, trustees and lenders) to the Security Documents in respect of the incurrence of Indebtedness secured by Permitted Liens described in clause (20) of the definition thereof.

After an amendment under this Indenture becomes effective, the Issuer is required to mail to the Holders a notice briefly describing such amendment; provided, however, that the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 10.02 Supplemental Indentures With Consent of Noteholders. Except as provided in Section 10.01 and this Section 10.02, this Indenture, the Security Documents, or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the

Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Security Documents or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that without the consent of each Noteholder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the amount of Notes the Holders of which must consent to an amendment, supplement or waiver, give notice or approval or take other action, direct the Trustee or the Collateral Agent, accelerate the Notes or rescind acceleration of the Notes;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(c) reduce the rate of or change the time for payment of interest, including default interest or Applicable Premium, on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest, Applicable Premium or other premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Noteholders to receive payments of principal of, or interest, Applicable Premium or other premium on, the Notes;

(g) waive or change the time at which a redemption payment must be made with respect to any Note;

(h) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(i) subordinate the Notes or any Note Guarantee in right of payment;

(j) impair the right of any Holder to receive payment of principal of and interest on or Applicable Premium or other premium with respect to such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(k) make any change in the preceding amendment and waiver provisions.

The consent of the Holders will not be necessary under this Indenture to approve the particular form of any proposed amendment, supplement, waiver or consent. It will be sufficient if such consent approves the substance of the proposed amendment, waiver or consent.

Notwithstanding the foregoing, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or subordinating Liens securing the Notes (except as permitted by the terms of this Indenture and the Security Documents) will require the consent of the Holders of 98% in aggregate principal amount of the Notes then outstanding.

Section 10.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 10.04 Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.06 Trustee to Sign Amendments, etc.. The Trustee shall sign any amendment or supplement to this Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplement to this

Indenture until the Board of Directors of the Issuer approves of such amendment or supplement. In executing any amendment or supplement to this Indenture, the Trustee shall be provided with and (subject to Section 8.01) shall be fully protected in relying upon, in addition to the documents required by Section 14.05, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

Section 10.07 Conformity with Trust Indenture Act. Every supplemental indenture or amendment executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Article 11.

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge. This Indenture, the Note Guarantees and the Notes will be discharged (and all Liens on the Collateral will be released) and this Indenture will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:

(a) Either:

(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and Applicable Premium or other premium and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 11.01, Sections 11.02 and 8.08 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money. Subject to Section 12.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law; provided that, if there is a tender offer by the Issuer for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 hereof may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01, provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article 12.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01 Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 12.02 or 12.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 12.

Section 12.02 Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 12.01 of the option applicable to this Section 12.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04, be deemed to have been discharged from its/their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Notes Parties will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its/their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and all of the Liens on Collateral securing the Notes shall be released, except for the following provisions of this Indenture which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or Applicable Premium or other premium, if any, on, such Notes when such payments are due from the trust referred to in Section 12.04;

(b) the Issuer’s obligations with respect to such Notes under Article 2, Article 3 and Section 5.02;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d) this Article 12.

Subject to compliance with this Article 12, the Issuer may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03.

Section 12.03 Covenant Defeasance. Upon the Issuer’s exercise under Section 12.01 of the option applicable to this Section 12.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04, be released from each of their/its obligations under the covenants contained in Sections 4.01 through 4.07, 4.09 through 4.11, 4.17 through 4.19, 5.05 (other than obligations as to the Issuer), 5.06, 5.07, 5.08, 5.09, 5.11 through 5.22, 5.24, and clauses (a)(iii) and (a)(iv) of Section 6.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, all Liens on the Collateral securing the Notes will be released and with respect to the outstanding Notes and Note Guarantees, the

Notes Parties may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 12.01 of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04, events set forth in Sections 7.01(a)(iv) through (viii) and 7.01(a)(xii) through (xvi) will not constitute Events of Default.

Section 12.04 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Noteholders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and Applicable Premium or other premium on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(b) in the case of an election under Section 12.02, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 12.03, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any Lien securing such borrowing);

(e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, the Notes, the Note Guarantees and the Security Documents) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound; and

(f) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 12.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 12 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.07 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the Opinion of Counsel delivered under Section 12.04(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 12.06 Repayment to Issuer. Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability and other obligations of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 12.07 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 13.

COLLATERAL

Section 13.01 Security Documents. The Secured Obligations shall be secured as provided in the Security Documents. The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, comply with all of the provisions of the Security Documents.

Section 13.02 Collateral Agent.

(a) Each Noteholder, by accepting a Note, agrees that the Note Liens are subject to the terms of the Security Documents. Each Noteholder, by accepting a Note, hereby irrevocably appoints the Collateral Agent to act on its behalf under the Note Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms thereof.

(b) The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections in its dealings under the Security Documents as are provided to the Trustee under Article 8.

(c) Subject to Section 8.01, none of the Collateral Agent, Trustee, Paying Agent, Registrar or transfer agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, validity, perfection, priority, sufficiency, protection or enforcement of any Note Liens or any other security interest in the Collateral, or any defect or deficiency as to any such matters.

(d) Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person, except in accordance herewith or with the Security Documents;

(ii) to foreclose upon or otherwise enforce any Note Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

(e) To the extent necessary to perfect the security interest in any of the Collateral, the Collateral Agent shall be entitled to appoint one or more sub-agents with respect to such Collateral.

(f) The Collateral Agent shall have the right to extend any deadlines set forth in this Indenture or any Security Document relating to the attachment or perfection of security interests in the Collateral in its reasonable discretion, without the further consent of the Noteholders.

Section 13.03 Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, (i) consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, (ii) authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, (iii) authorizes and empowers the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Agent is a party and to perform its obligations and exercise its rights and powers thereunder.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) [    ] is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the

Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Notes Party to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In acting hereunder and under the Note Documents, the Collateral Agent shall have the benefit of the rights, protections and immunities granted to it hereunder and under the other Note Documents, all of which are incorporated by reference into this Indenture, mutatis mutandis. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to the Security Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions under the Note Documents (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Security Documents) as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have (x) any duties or responsibilities except those expressly set forth herein or therein or (y) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent. The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

(d) Subject to Sections 8.01 and 8.02 and the Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Note Liens;

(ii) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or

(iii) collect and receive payment of any and all Secured Obligations.

At the Issuer’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.

Section 13.04 Release of Collateral.

(a) The Liens securing the Secured Obligations and all security interests created by the Security Documents will be automatically released and all rights in the Collateral secured thereby shall revert to the Issuer and Guarantors (as the case may be), all without delivery of any instrument or performance of any act by any party, at any time or from time to time in the following circumstances:

(i) with respect to any property or assets upon consummation of asset sales and dispositions of such property or assets permitted under Section 4.04(a); provided, that such Liens will not be released if such sale or disposition is to a Guarantor or is subject to Section 6.01;

(ii) with respect to the assets of a Guarantor that constitute Collateral, upon the release of such Guarantor from its Note Guarantee in accordance with this Indenture;

(iii) as described under Section 10.02.

(b) The Liens on all Collateral that secure the Secured Obligations and all security interests created by the Security Documents will be automatically released and all rights in the Collateral secured thereby shall revert to the Issuer and Guarantors (as the case may be), all without delivery of any instrument or performance of any act by any party, at any time or from time to time in the following circumstances:

(i) if the Issuer exercises its Legal Defeasance option or Covenant Defeasance option pursuant to Article 12; or

(ii) upon satisfaction and discharge of this Indenture pursuant to Article 11 or payment in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Secured Obligations that are then due and payable.

Section 13.05 Use of Collateral. Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, or this Indenture or other documentation governing the Security Documents or this Indenture, the Notes Parties shall be entitled to exercise any voting and other consensual rights pertaining to all Capital Stock pledged pursuant to the

Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. Upon the occurrence and during the continuance of an Event of Default and to the extent permitted by law, all of the rights of the Issuer and the applicable Guarantors to exercise voting or other consensual rights with respect to all Capital Stock included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which shall have the sole right to exercise such voting and other consensual rights.

Section 13.06 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 13 and the Security Documents upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by this Article 13; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 13.07 Voting. In connection with any matter under the Security Documents requiring a vote of the Noteholders, the Noteholders shall be treated as a single class, and the Noteholders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Documents.

Section 13.08 Recordings and Opinions.

(a) The Issuer shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of December 31 of each year, commencing with year ending December 31, 2017, an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Security Documents.

(b) To the extent applicable, the Issuer shall cause Trust Indenture Act § 313(b)(1), relating to reports, and Trust Indenture Act § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.

(c) Any release of Collateral permitted by Section 13.04 shall be deemed not to impair the Liens under this Indenture and the Security Agreement and the other Security Documents in contravention thereof. Any certificate or opinion required under Trust Indenture Act § 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where Trust Indenture Act § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuer.

(d) Notwithstanding anything to the contrary in this Section 13.08, the Issuer and the Guarantors shall not be required to comply with all or any portion of Trust Indenture Act § 314(d) if they reasonably determine that under the terms of Trust Indenture Act § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act § 314(d) is inapplicable to any release or series of releases of Collateral. Without limiting the generality of the foregoing, each of the Issuer and the Guarantors may, subject to the other provisions of this Indenture and the applicable Security Documents, among other things, without any release or consent by the Trustee, the Collateral Agent or the Holders, conduct ordinary course activities with respect to the Collateral, including, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property or assets that is or has become worn out, defective, obsolete or not used or useful in the business of the Issuer and the Guarantors or otherwise in the ordinary course of business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions for any leases, contracts or other agreements or instruments; (iii) surrendering or modifying any franchise, license or permit that it may hold or own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of or adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting, selling or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or payment of interest) from cash that is at any time part of the Collateral in the ordinary course of business; and (ix) abandoning any property (including intellectual property) that is no longer used or useful in the business of the Issuer and the Guarantors; provided, however, the Notes Parties’ right to rely on the above will be conditioned upon the Issuer’s delivering to the Trustee, within 30 calendar days following the end of each of June 30 and December 30 of each year, an Officers’ Certificate to the effect that all releases during such period in respect of which the Issuer did not comply with the Trust Indenture Act §314(d) in reliance on the above were made in the ordinary course of business.

Article 14.

MISCELLANEOUS PROVISIONS

Section 14.01 Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements of the Issuer contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 14.02 Official Acts by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Issuer.

Section 14.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Issuer shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by overnight delivery addressed (until another address is filed by the Issuer with the Trustee) to Tidewater Inc., [    ], to the attention of [    ]. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 14.04 Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 14.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.

(a) Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(i) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05(b)) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05(b)) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

(b) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06 Indenture and Notes Solely Corporate Obligations. No director, officer, employee, incorporator, stockholder or member of the Issuer or any of its direct or indirect parent companies or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Section 14.07 Legal Holidays. In any case where any Interest Payment Date, Change of Control Payment Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 14.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 4.04, Section 5.08 and Section 10.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as Trustee hereunder pursuant to Section 8.11.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 14.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 14.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Noteholders as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 8.02, Section 8.05, Section 8.06, Section 2.14 and this Section 14.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 14.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 14.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 14.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 14.13 Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 14.14 Consent to Jurisdiction; Consent to Service of Process.

(a) The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. The

Issuer further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Issuer at Tidewater Inc., [    ], to the attention of [    ]. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 14.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.16 Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by us in cash under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in the Issuer’s winding-up or dissolution or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Issuer shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Holder, such Holder will, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer shall indemnify the recipient against the cost of making any such purchase.

Section 14.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.

Section 14.18 Conflict with Other Documents. In the event of a conflict between (a) this Indenture and (b) the Notes or the Note Guarantees, the terms and provisions of this Indenture shall control. In the event of a conflict between (x) this Indenture and (y) any Security Documents, the terms and provisions of this Indenture shall control.

Section 14.19 Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to § 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of § 312(c) of the Trust Indenture Act.

Section 14.20 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.21 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.22 Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer and, if applicable, the Guarantors, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person’s holding of same, shall be proved by the security register.

Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Note shall bind every future Holder of Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer or, if applicable, the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

The Issuer may set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Notes on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 14.03.

The Trustee may set any day as a record date for the purpose of determining the Holders of Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 7.02, (iii) any request to institute proceedings referred to in Section 7.06(b) or (iv) any direction referred to in Section 7.05. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable expiration date by Holders of the requisite principal amount of outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Issuer in writing and to each Holder of Notes in the manner set forth in Section 14.03.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the expiration date and from time to time may change the expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new expiration date is given to each other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 14.03, on or prior to the existing expiration date. If an expiration date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the expiration date with respect thereto, subject to its right to change the expiration date as provided in this paragraph. Notwithstanding the foregoing, no expiration date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 14.23 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.24 Expenses. The Issuer will pay the reasonable attorneys’ fees of one special counsel and reasonable costs and expenses of one financial advisor, each to be selected by the Holders of a majority in principal amount of the Notes then outstanding (after providing reasonably satisfactory evidence to the Issuer thereof), incurred by the Holders in connection with the Notes Documents, including the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Notes Documents, in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Notes Documents, or by reason of being a Holder of any Note, in connection with the insolvency or bankruptcy of any Notes Party or any other Subsidiary or in connection with any workout or restructuring of the transactions contemplated by the Notes Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

TIDEWATER INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

[ ], as Trustee and Collateral Agent

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [            ]

ISIN: [            ]

8.00% Senior Secured Note due 2022

No.	$

TIDEWATER INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on [                ], 2022.

Interest Payment Dates: [                    ], [                    ], [                    ] and [                    ]

Interest Record Dates: [                    ], [                    ], [                    ] and [                    ]

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

TIDEWATER INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

[ ], as Trustee

By:
Name:
Title:

Dated:

[Back of Note]

8.00% Senior Secured Note Due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. TIDEWATER INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 8.00% per annum from the date of issuance until maturity. The Issuer will pay interest quarterly in arrears on [                    ],[                     ],[                    ] and [                    ] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date for Notes issued prior to [                    ] shall be [                ], 2017.6 The Issuer will pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and overdue interest upon the occurrence and during the continuation of an Event of Default (other than an Event of Default specified in Section 7.01(a)(iv)(2) of the Indenture) at a rate that is 2.00% higher than the then applicable interest rate on the Notes from time to time on demand to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the applicable Interest Record Date (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. TRUSTEE; PAYING AGENT AND REGISTRAR. [    ], the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. None of the Issuer or any of its Affiliates may act in any such capacity.

[6]	The dates in this sentence may be changed to the extent appropriate in respect of Notes issued after the Issue Date.

4. INDENTURE AND SECURITY DOCUMENTS. The Issuer issued the Notes under an Indenture, dated as of [                ], 2017 (the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Following the Issue Date, the Notes and the related Note Guarantees are secured obligations of the Issuer and the relevant Guarantors. The Notes and the related Note Guarantees are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Security Documents, the provisions of the Security Documents shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5. OPTIONAL REDEMPTION.

The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days’ notice by first class mail, postage prepaid (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, to each Holder to such Holder’s address appearing in the security register, at a redemption price equal to 100.000% of the aggregate principal amount of the Notes plus the Applicable Premium plus accrued and unpaid interest on the Notes redeemed, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant regular Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

6. MANDATORY REDEMPTION.

The Notes will not be subject to mandatory redemption or have the benefit of any sinking fund, except as set forth below in Paragraph 7.

7. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Issuer shall be required to make a Change of Control Offer in accordance with Section 5.08 of the Indenture.

(b) In accordance with Section 4.04 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form only, without coupons, in minimum denominations of $1.00 and integral multiples of $[1.00] in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in Article 9 of the Indenture and Events of Default may be waived as provided in Article 7 of the Indenture.

11. DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all outstanding Notes (including principal thereof and interest, Applicable Premium and other premium, if any, thereon) to be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Subsidiaries occurs, all outstanding Notes (including principal thereof and interest and premium, if any, thereon) will become due and payable immediately without further action or notice and without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind any such acceleration with respect to the Notes and its consequences.

12. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

13. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

14. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

15.    REFERENCE TO INDENTURE AND OTHER RELATED DOCUMENTS. Reference is hereby made to the Indenture, the Security Documents and other Note Documents (copies of which are on file at the Corporate Trust Office of the Trustee) and all indentures and agreements supplemental thereto for a description of the rights thereunder of the Holders of the Notes, the nature and extent of the security therefor, the rights, duties, protections and immunities of the Trustee and the rights and obligations of the Issuer and the Note Guarantors thereunder, to all the provisions of which the Holder, by acceptance hereof, assents and agrees.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Tidewater Inc.

[    ]

Attention:[    ]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.04 or 5.08 of the Indenture, check the appropriate box below:

☐  Section 4.04            ☐  Section 5.08

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.04 or 5.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[        ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CHANGE OF CONTROL PURCHASE NOTICE

To:	TIDEWATER INC.

[    ], as Trustee and Registrar

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Tidewater Inc. (the “Issuer”) as to the occurrence of a Change of Control with respect to the Issuer, offering to purchase the Notes and specifying the Change of Control Payment Date. The undersigned registered owner of this Note hereby accepts the Issuer’s offer to purchase the Notes and instructs the Issuer to pay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1.00 principal amount or an integral multiple of $1.00 in excess thereof) below designated, and (2) if such Change of Control Payment Date does not fall during the period after an Interest Record Date and on or prior to the Business Day after the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Change of Control Payment Date.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Date:

Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): $
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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EXHIBIT C

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of [                ], 2017 (the “Indenture”) among Tidewater Inc. (the “Issuer”), the Guarantors party thereto and [    ], as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) governing the Issuer’s 8.00% Senior Secured Notes due 2022 (the “Notes”), (a) the due and punctual payment of the principal of, and premium and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee or Collateral Agent all in accordance with the terms of the Indenture and other Note Documents and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee and Collateral Agent pursuant to the Note Guarantee, the Indenture and other Note Documents are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. To the extent any provision of this Notation of Guarantee conflicts with the express provisions of the Indenture or the Security Documents, the provisions of the Indenture or the Security Documents (as the case may be) shall govern and be controlling.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[GUARANTOR]

By:
Name:
Title:

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EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                    ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of TIDEWATER INC. (or its successor), a Delaware corporation (the “Issuer”), and [    ], a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer (or its successor) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of [                ], 2017, providing for the issuance of the Issuer’s 8.00% Senior Secured Notes due 2022 (the “Notes”), initially in an aggregate principal amount of $350,000,000;

WHEREAS Section 5.09 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Notes and the Indenture pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee, the Issuer and other existing Guarantors, if any, are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 9 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture.

D-1

3. Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 14.03 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title:

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